UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TFS FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 24, 2008

Dear Fellow Stockholder:

We cordially invite you to attend a Special Meeting of Stockholders of TFS Financial Corporation, the parent company of Third Federal Savings and Loan Association of Cleveland. The Special Meeting will be held at the offices of Third Federal Savings and Loan, 7007 Broadway Avenue, Cleveland, Ohio 44105, on Thursday, May 29, 2008, at 9:30 a.m., local time.

The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted. The business to be conducted at the Special Meeting includes the approval of our 2008 Equity Incentive Plan and our Management Incentive Compensation Plan.

Our Board of Directors has determined that the matters to be considered at the Special Meeting are in the best interests of TFS Financial Corporation and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.

Sincerely,

/s/ Marc A. Stefanski

Marc A. Stefanski

Chairman of the Board,

President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our Stockholders:

A special meeting of stockholders of TFS Financial Corporation (the “Company”) will be held at the offices of Third Federal Savings and Loan, 7007 Broadway Avenue., Cleveland, Ohio 44105, on Thursday, May 29, 2008, at 9:30 a.m., local time, for the following purposes:

1.	To approve the Company’s 2008 Equity Incentive Plan;

2.	To approve the Company’s Management Incentive Compensation Plan; and

3.	To transact all other business that properly comes before the meeting.

Only stockholders of record at the close of business on April 4, 2008, will be entitled to notice of and to vote at the special meeting or any adjournment thereof. Stockholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Alternatively, stockholders may vote via telephone or over the Internet (details are on the proxy card). The principal address of the Company is 7007 Broadway Avenue, Cleveland, Ohio 44105.

By order of the Board of Directors,

/s/ Bernard S. Kobak

Bernard S. Kobak

Secretary

April 24, 2008

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE PROXY CARD OR

VOTE VIA TELEPHONE OR OVER THE INTERNET.

Appendix A	TFS Financial Corporation 2008 Equity Incentive Plan
Appendix B	TFS Financial Corporation Management Incentive Compensation Plan

TFS FINANCIAL CORPORATION

7007 Broadway Avenue

Cleveland, Ohio 44105

PROXY STATEMENT

Our Board of Directors is sending you this proxy statement to ask for your vote as a stockholder of TFS Financial Corporation (the “Company,” “we,” “us” or “our”) on certain matters to be voted on at a special meeting of stockholders, which will be held at the offices of Third Federal Savings and Loan, 7007 Broadway Avenue, Cleveland, Ohio 44105, on Thursday, May 29, 2008, at 9:30 a.m., local time. We are mailing this proxy statement and the accompanying notice and proxy card to stockholders, on or about April 24, 2008.

ABOUT THE MEETING

What Is the Purpose of the Special Meeting of Stockholders?

The purpose of the special meeting is for stockholders to consider and vote on the Company’s 2008 Equity Incentive Plan, the Company’s Management Incentive Compensation Plan, which is a cash incentive plan, and any other matter that properly comes before the meeting. We are not aware of any other matter that will be presented for your vote at the meeting.

Why is the Company Implementing an Equity Incentive Plan and a Cash Incentive Plan at this Time?

Most savings institutions implement stock and other management incentive plans after they complete a standard conversion from mutual to stock form or a mutual holding company reorganization and stock offering. The Company’s prospectus that was used to offer and sell our common stock in the Company’s April 2007 stock offering, stated that the Company intended to implement one or more stock-based incentive plans after the completion of the stock offering, and the Company is now requesting stockholder approval of the 2008 Equity Incentive Plan. In addition, we are now requesting stockholder approval of the Management Incentive Compensation Plan. These plans are intended to provide the Company with a means of attracting, retaining and rewarding individuals who contribute to the growth and success of the Company and Third Federal Savings, and will help further align the interests of these key individuals with those of our stockholders.

Who Is Entitled to Vote?

Only stockholders of record at the close of business on the record date, April 4, 2008, are entitled to receive notice of and to vote the shares of our common stock that they held on the record date at the special meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder as of the record date to cast one vote on each matter to be voted on. As of the record date, the Company had outstanding 332,318,750 shares of common stock.

What if My Shares Are Held in the Third Federal Savings Associate Stock Ownership Plan or the Third Federal Savings 401(k) Savings Plan?

If you are a participant in the Third Federal Savings Associate Stock Ownership Plan (the “ASOP”) or the Third Federal Savings 401(k) Savings Plan (the “401(k) Plan”) and you own shares of our common stock through those plans, you have received with this proxy statement voting instruction forms with respect to shares you may vote under those plans. Although the trustee or administrator for each plan votes all shares of our common stock held by that plan, each participant may direct the trustee or administrator how to vote the shares of our common stock allocated to his or her plan account. Voting instructions must be provided to the trustee or administrator by May 22, 2008 to be effective. If you own shares of our common stock through either of these plans and do not provide voting instructions to the trustee or administrator by May 22, 2008, the respective trustee or administrator will vote the shares of common stock in accordance with the terms of the respective plans, which provide that the trustee or administrator will vote any shares of our common stock for which it has received no voting instructions in the same proportions as it votes the shares of our common stock for which it has received instructions from plan participants. You may also revoke previously given voting instructions prior to May 22, 2008 by filing with the trustee or administrator either written notice of revocation or a properly completed voting instruction form bearing a later date.

Who Can Attend the Meeting?

Only stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records, and you will need to bring to the special meeting a copy of your brokerage statement reflecting your ownership of shares of our common stock as of the record date in order to be admitted.

When and Where Is the Meeting?

The meeting will be held at the offices of Third Federal Savings and Loan, 7007 Broadway Avenue, Cleveland, Ohio 44105, on Thursday, May 29, 2008, at 9:30 a.m., local time. Parking is available in our visitor parking lot, which you can enter from Aetna Avenue.

What Constitutes a Quorum?

The presence at the meeting, either in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will represent a quorum, permitting the conduct of business at the meeting. Proxies received by the Company but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

What Vote is Required to Approve Each Proposal, Assuming that a Quorum Is Present at the Special Meeting of Stockholders?

Proposal One: Approval of the Company’s 2008 Equity Incentive Plan.  The Company’s 2008 Equity Incentive Plan must be approved by: (i) a majority of the votes cast at the meeting, in person or by proxy, and (ii) a majority of the votes cast at the meeting, in person or by proxy, by stockholders other than our mutual holding company, Third Federal Savings and Loan Association of Cleveland, MHC. For purposes of the vote required in clause (i) above, abstentions will be treated as cast and will have the same effect as a vote against approval of the plan. For purposes of the vote required in clause (ii) above, abstentions are not considered votes cast. Broker non-votes are not considered votes cast for purposes of the vote required under either clause (i) or clause (ii).

Proposal Two: Approval of the Company’s Management Incentive Compensation Plan.  The Company’s Management Incentive Compensation Plan must be approved by a majority of the votes cast at the meeting, in person or by proxy. Abstentions will be treated as cast and will have the same effect as a vote against approval of the plan. Broker non-votes are not considered votes cast for purposes of this proposal.

How Does Third Federal Savings and Loan Association of Cleveland, MHC Intend to Vote Its Shares?

Third Federal Savings and Loan Association of Cleveland, MHC intends to vote for the approval of the Company’s 2008 Equity Incentive Plan and for the approval of the Company’s Management Incentive Compensation Plan, and in accordance with the recommendation of our Board of Directors on any other matter that properly comes before the meeting. As of April 4, 2008, Third Federal Savings and Loan Association of Cleveland, MHC owned 68.34% of our outstanding shares of common stock. As such, the vote of Third Federal Savings and Loan Association of Cleveland, MHC will be determinative of the outcome of Proposal Two.

How Do I Vote?

You may cast your vote in person at the meeting or by any one of the following ways:

By Telephone: You may call the toll-free number printed on your proxy card. Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Telephone voting is available 24 hours a day. If you vote by telephone, you should not return a proxy card.

Over the Internet: You may visit the web site printed on your proxy card. Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Internet voting is available 24 hours a day. If you vote over the Internet, you should not return a proxy card.

By Mail: You may mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

If you sign, date and return the enclosed proxy card or vote by telephone or via the Internet, the shares of common stock represented by your proxy will be voted as you specify. If you return a signed and dated proxy card, but do not indicate how your shares of our common stock should be voted, the shares of common stock represented by your proxy will be voted in favor of Proposal One and in favor of Proposal Two.

If you own common stock through a broker or other nominee, in order to vote your shares at the meeting, you must obtain a “legal proxy” from the broker or other nominee that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy.

Will My Shares Be Voted if I Do Not Provide Instructions to My Broker?

If you are the beneficial owner of shares held in “street name” by a broker or other nominee, the broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not provide your broker or other nominee instructions as to how your shares are to be voted, your broker or other nominee will not be able to vote your shares with respect to the approval of the Company’s 2008 Equity Incentive Plan or the Company’s Management Incentive Compensation Plan, and your shares will not be voted with respect to either matter. We urge you to provide instructions to your broker or nominee so that your vote may be counted on these important matters. You should vote your shares by following the instructions provided on the enclosed proxy card and return the proxy card to your broker or other nominee in a timely manner to ensure that your shares are voted on your behalf.

May I Revoke My Proxy or Change My Vote?

You may revoke or change your vote at any time before your shares have been voted by your proxy holder at the special meeting, by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company at the Company’s principal address indicated on the attached Notice of Special Meeting of Stockholders, by submitting another timely, later-dated vote by telephone or Internet or by giving notice of revocation to the Company in open meeting. However, your presence at the special meeting of stockholders alone will not be sufficient to revoke your previously granted proxy or vote.

How Will the Proxy Solicitation Be Conducted?

This solicitation of proxies is made by and on behalf of our Board of Directors. The cost of the solicitation of your proxy will be borne by the Company. In addition to solicitation of proxies by mail and electronically, officers and regular associates of the Company may solicit proxies in person, by telephone or facsimile. These officers and associates will not receive any additional compensation for their participation in the solicitation process. We have retained Georgeson Inc. (“Georgeson”) to assist us in the solicitation of proxies, and will pay fees estimated to be approximately $10,000 plus reimbursement of out-

of-pocket expenses. In addition, our arrangement with Georgeson includes provisions obligating us to indemnify it for certain liabilities that could arise in connection with its solicitation of proxies on our behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of the shares of our common stock as of April 4, 2008 (unless otherwise noted), by: (a) the Company’s named executive officers (as disclosed in the Company’s proxy statement for its 2008 annual meeting of stockholders); (b) the Company’s directors; (c) each other person (and such person’s address) who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of common stock (based on information filed with the SEC); and (d) the Company’s executive officers and directors as a group. The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all shares of our common stock set forth opposite their respective names.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class
Third Federal Savings and Loan Association of Cleveland, MHC, 7007 Broadway Ave., Cleveland, OH 44105	227,119,132	68.34%
Marc A. Stefanski	78,205(2)	*
Thomas J. Baird	22,000(3)	*
Martin J. Cohen	1,000(4)	*
Robert A. Fiala	20,000	*
John J. Fitzpatrick	30,000(5)	*
James S. Gascoigne	35,000(6)	*
Bernard S. Kobak	75,000(7)	*
William C. Mulligan	30,000	*
Marianne Piterans	78,221(8)	*
Paul W. Stefanik	20,000(9)	*
Anthony W. Zepp	4,000	*
Ralph M. Betters	80,467(10)	*
David S. Huffman	96,607(11)	*
John P. Ringenbach	103,938(12)	*
All Executive Officers and Directors as a group (16 persons)	737,399	*

* Less than 1%.

(1) Addresses have been provided only for those individuals having a 5% or greater beneficial ownership interest.

(2) Includes 30,000 shares held by Mr. Stefanski’s children, 20,000 shares held by Mr. Stefanski’s wife as custodian for the couple’s children, 25,368 shares held by Mr. Stefanski under the 401(k) Plan and 2,837 shares held in the ASOP.

(3) Includes 500 shares held by Mr. Baird’s adult child, 1,500 shares held by Mr. Baird as custodian for his children and 6,000 shares held by Mr. Baird’s Simplified Employee Pension Individual Retirement Account (“SEP IRA”).

(4) All 1,000 shares are owned by Mr. Cohen’s wife.

(5) Includes 10,000 shares held in Mr. Fitzpatrick’s SEP IRA, 13,000 shares held in Mr. Fitzpatrick’s wife’s SEP IRA, 2,000 shares held in his wife’s Individual Retirement Account (“IRA”) and 5,000 shares held by a charitable foundation of which Mr. Fitzpatrick is a trustee.

(6) Includes 5,000 shares held by Mr. Gascoigne in his IRA.

(7) Includes 25,000 shares held in trust for the benefit of Mr. Kobak and 50,000 shares held in a trust for the benefit of the estate of Mr. Kobak’s wife.

(8) Includes 26,046 shares held by Ms. Piterans under the 401(k) Plan and 2,175 shares held in the ASOP.

(9) Includes 10,000 shares held in trust for the benefit of Mr. Stefanik and 10,000 shares held in trust for the benefit of Mr. Stefanik’s wife.

(10) Includes 47,871 shares held by Mr. Betters under the 401(k) Plan, 100 shares held by Mr. Betters as custodian for his child, 30,129 shares held in trust for the benefit of Mr. Betters’s wife, 89 shares held by Mr. Betters’s child and 2,278 shares held in the ASOP.

(11) Includes 15,055 shares held by Mr. Huffman’s child, 34,289 shares held by Mr. Huffman under the 401(k) Plan, 45,175 shares held by Mr. Huffman’s wife and 2,088 shares held in the ASOP.

(12) Includes 51,850 shares held in trust for the benefit of Mr. Ringenbach’s wife and 2,088 shares held in the ASOP.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following discussion and analysis should be read in conjunction with the information presented in the compensation tables, the footnotes to those tables and the related disclosures appearing later in this proxy statement. The tables and related disclosures contain specific information about the compensation earned or paid during the fiscal year ending September 30, 2007. As such, the compensation discussed herein reflects a compensation program that was in effect during the period that the Company was a mutual holding company and did not have publicly traded stock. While the Company became publicly held during the last half of fiscal year 2007, the compensation programs have not yet been modified to reflect the new ownership structure. The Company retained a compensation consultant with respect to fiscal year 2008 to advise on the design of stock-based incentive compensation plans and modifications to its compensation programs. The Company expects to make significant changes to its compensation programs during fiscal year 2008, including the implementation of the 2008 Equity Incentive Plan and Management Incentive Compensation Plan, subject to stockholder approval. The tables and related disclosures that follow cover the following individuals, whom we refer to as our named executive officers:

•	Marc A. Stefanski, President and Chief Executive Officer

•	Ralph M. Betters, Chief Information Officer, Third Federal Savings and Loan Association

•	David S. Huffman, Chief Financial Officer

•	Marianne Piterans, Director of Human Resources, Third Federal Savings and Loan Association

•	John P. Ringenbach, Chief Operating Officer, Third Federal Savings and Loan Association

Each of the named executive officers is an officer of the Company and employed by Third Federal Savings and Loan. Of the total compensation paid to each named executive officer, a portion of such compensation is allocated as being paid by the Company while the remainder is allocated as being paid by Third Federal Savings and Loan. All discussion of compensation paid to the named executive officers refers to the combined amount of compensation paid by the Company and Third Federal Savings and Loan.

The compensation and benefits payable to the Company’s directors and executive officers are established by or under the supervision of the Compensation Committee (the “Committee”). The Committee consists of three members, Robert A. Fiala (Chairman), Thomas J. Baird (Vice Chairman) and John J. Fitzpatrick, each of whom is an independent director within the meaning of the listing standards of the NASDAQ Stock Market, a disinterested director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and a “non-employee director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The purposes of the Committee, among others, are to discharge our Board of Directors’ responsibilities relating to compensation of the Company’s directors and officers and approve and evaluate the director and executive officer compensation plans, policies and programs of the Company.

The Committee’s charter provides that the Committee will generally meet quarterly or as needed. During fiscal year 2007, the Committee held six meetings. The agenda for each meeting is established by the Chairman of the Committee. The Committee generally invites the Company’s Director of Human Resources, and frequently invites other members of senior management and outside advisors, as necessary, to participate in its deliberations. In addition, the Committee meets in executive session without management at each meeting.

Design of the Compensation Program

The Company’s compensation program is designed to reward an operating strategy that emphasizes teamwork and personal and professional enhancement through cross training and efficiency. The Company maintains a “flat organizational structure,” which is intended to provide a framework for effective and prompt decision making, associate job satisfaction, shared resources and the ability to respond quickly to changes in the marketplace. In order to be effective with this organizational structure, the Company must be able to attract, retain and motivate superior associates, including executive officers, and, in order to achieve this goal, these associates must be compensated at a level commensurate with their performance when measured against officers and employees of comparable companies.

Compensation Setting Process and Objectives

On an annual basis, the Committee reviews and recommends compensation levels for executive officers based on the Company’s performance, individual performance and experience and market comparisons.

While the Company has retained a compensation consultant to assist with the compensation setting process in the past and for fiscal year 2008, no consultant was engaged for fiscal year 2007. For fiscal year 2007, the Committee established a peer group comprised of competitors contained in a compensation analysis provided by a compensation consultant during a prior year and other institutions that had recently completed a conversion. The companies included in the peer group for fiscal year 2007 were as follows:

• Bank of Hawaii Corporation	• NewAlliance Bancshares, Inc.
• BankUnited Financial Corp.	• Northwest Bancorp, Inc. (MHC)
• Capitol Federal Financial (MHC)	• Old National Bancorp
• Citizens Banking Corporation	• People’s Bank (MHC)
• Corus Bankshares, Inc.	• Provident Financial Services, Inc.
• East West Bancorp, Inc.	• TrustMark Corporation
• FirstFed Financial Corp.	• UMB Financial Corporation
• First Niagara Financial Group, Inc.	• Washington Federal, Inc.
• FirstMerit Corporation	• Whitney Holding Corporation
• First Republic Bank	• Wilmington Trust Corporation
• International Bancshares Corp.	• Wintrust Financial Corporation
• MAF Bancorp, Inc.

In making determinations on the mix and amount of executive compensation, the Committee reviews all components of executive compensation, including base salary, semi-annual performance-based cash bonuses, associate benefits, costs of perquisites and any other form of compensation received from the Company. The Committee believes that the total compensation opportunity available to executive officers should consist of base salary, performance-based cash bonuses, retirement and other associate benefits and perquisites, each of which is a common compensation component for executive officers at companies in the peer group. The Committee has no mandatory policy for the allocation between salary and performance-based compensation. However, for fiscal year 2007, the mix of pay between base salary and performance-based compensation was as follows for each of the named executive officers:

Named Executive Officer	Base Salary	Performance-based Compensation

Marc A. Stefanski	50%	50%
John P. Ringenbach	50	50
Marianne Piterans	50	50
Ralph M. Betters	50	50
David S. Huffman	50	50

In order to compensate executive officers based on the Company’s performance, a significant percentage of total compensation for the Company’s executive officers, including the named executive officers, during fiscal year 2007 was allocated to semi-annual performance-based cash bonus awards. The

Company did not have in 2007 any stock-based benefit plans that provided for grants of stock options and awards of shares of common stock.

As Chairman and Chief Executive Officer, Mr. Stefanski’s compensation is significantly higher than that of the other named executive officers due to his scope of responsibility, his tenure and experience with the Company, his impact on the performance of the Company, and the competitive compensation levels for Chief Executive Officers of peer companies. Mr. Stefanski also is an integral part of our marketing campaign as spokesman, and his family’s name is an important part of our brand image.

Elements of Compensation

The elements of the Company’s executive compensation program for fiscal year 2007 consisted of base salary; semi-annual performance-based cash bonuses; retirement benefits in the form of a defined benefit pension plan, a qualified defined contribution plan with a profit-sharing component, a supplemental executive retirement plan and non-qualified deferred compensation plans; an associate stock ownership plan, and life insurance, health insurance and other perquisites and personal benefits.

Base Salary.  The Company defines base salary as a “fixed” amount of money that associates, including the named executive officers, receive in exchange for sustained performance of job duties and responsibilities over time. Base salary is intended to provide the Company the ability to attract and retain the highest quality professionals in their fields. The Company reviews the base salary of its executive officers annually to determine competitiveness with the peer group. Based on a comparison of base salaries of the named executive officers to those of the peer group, the Company did not increase the base salary of any named executive officer during fiscal year 2007. As a result, the base salary of each named executive officer during fiscal year 2007 was:

Named Executive Officer	Base Salary ($)

Marc A. Stefanski	900,000
John P. Ringenbach	367,992
Marianne Piterans	306,581
Ralph M. Betters	288,926
David S. Huffman	276,963

Semi-Annual Performance-Based Cash Bonuses.   All of the Company’s associates, including the named executive officers, are eligible to receive semi-annual performance-based cash bonuses. This program is intended to provide an incentive for superior performance and payouts that are competitive with the market in terms of amount. The Company believes that paying these bonuses on a semi-annual, rather than an annual, basis focuses associates on achieving goals throughout the year by recognizing and rewarding associates concurrently with their performance and contributions.

The Committee has discretion concerning the factors it deems relevant and considers in determining whether a bonus is paid and, if a bonus is paid, the amount of the bonus. Among the factors considered by the Committee are performance by the Company with respect to performance measures established prior to the beginning of each semi-annual period, including overall bank performance measures. In making determinations, the Committee considers performance with respect to all of these measures as a group, rather than assigning any specific weighting to each individual measure, and, as discussed below, the Committee believed actual performance with respect to these measures as a group exceeded expectations during both semi-annual periods in fiscal year 2007. The Committee also considers the recommendation of Mr. Stefanski with respect to bonuses for the other executive officers.

In determining the performance measures for both semi-annual periods during fiscal year 2007, the Company’s President and Chief Executive Officer and its Chief Financial Officer worked with the Chief Operating Officer of Third Federal Savings and Loan to determine the measures that would need to be accomplished in order for the Company to grow as planned during fiscal year 2007 while reducing exposure to interest rate risk. The measures were largely based on Office of Thrift Supervision (“OTS”) measures and what these executive officers viewed as required to grow the Company’s customer base and product offerings. Once these executive officers had determined the measures, they presented them to the Committee for review and approval.

Certain of the performance measures approved by the Committee and the Company’s performance with respect to those measures, each of which was calculated in accordance with the applicable OTS definition, were as follows for the period from October 1, 2006 through March 31, 2007:

Measurement	Target (%)	Actual (%)

Capital Preservation – Core	4.00	9.37

Capital Preservation – Risk Based	8.00	13.60

Interest Rate Risk – Exposure Net Portfolio Value	8.00	8.70

Liquidity Parameters	2.00	7.12 - 17.59

The performance measures also included performance with respect to Interest Rate Risk – Sensitivity, which was 3.08% as of March 31, 2007. The Committee also recognized the performance period as being unique because of the work leading up to the initial public offering, including the increased responsibilities of the named executive officers to ensure a smooth transition from a mutual to a public company. The offering period for the Company’s subscription and community offering expired on March 26, 2007 and was oversubscribed by eligible account holders of Third Federal Savings and Loan.

Based on the oversubscription, performance in excess of each of the previously mentioned performance measures during this period, and with respect to the named executive officers other than Mr. Stefanski, the recommendation of Mr. Stefanski, the named executive officers received a cash bonus of 50% of base compensation for the six-month period. The dollar amounts of the bonuses were as follows:

Named Executive Officer	Bonus ($)

Marc A. Stefanski	450,000
John P. Ringenbach	183,996
Marianne Piterans	153,290
Ralph Betters	144,463
David S. Huffman	138,482

For the period from April 1, 2007 to September 30, 2007, 75% of the bonus was to be based on objective measures and 25% of the bonus was to be based on subjective measures. The Committee considered additional performance measures during the period from April 1, 2007 to September 30, 2007. Certain of the performance measures approved by the Committee and the Company’s performance with respect to those measures were as follows (with the first five measures being calculated in accordance with the applicable OTS definition):

Measurement	Threshold	Target	Maximum	Actual

Capital Preservation – Core	4.00%	5.00%	6.00%	13.29%

Capital Preservation – Risk Based	8.00%	10.00%	12.00%	21.26%

Interest Rate Risk – Exposure Net Portfolio Value	6.00%	8.00%	—	11.27%

Interest Rate Risk – Sensitivity	4.00% or less	3.75% or less	—	3.18%

Liquidity Parameters	—	2.00%	—	16.56% - 18.01%

Full-time Associate Staffing	—	1,000 or less	—	920

The Committee also considered performance measures concerning increases in deposit customers and increases in home equity line of credit customers. The Company performed at the threshold level with respect to increases in deposit customers and in excess of maximum with respect to increases in home equity line of credit customers.

The Committee considered performance at the threshold level with respect to these measures to be the minimum performance acceptable and performance at the maximum level to be exceptional performance with respect to measures for which a maximum level was set. The performance level with respect to each measure was considered in the Committee’s determination of bonuses.

The Committee also considered the Company’s Community Reinvestment Act Rating and Safety and Soundness Rating as well as subjective measures concerning expansion of branch offices in Florida, improved branch efficiency in northern Ohio and maintenance of a conclusion of no material weaknesses with respect to the Company’s audit. The Committee believed that performance with respect to the subjective measures during this period met or exceeded expectations.

Based on the Company’s performance in excess of target with respect to the previously mentioned performance measures (other than increased deposits) during this period and in excess of the maximum with respect to certain measures, the Company’s low 5% associate turnover for the fiscal year, and with respect to the named executive officers other than Mr. Stefanski, the recommendation of Mr. Stefanski, the named executive officers received a semi-annual cash bonus of 50% of base compensation for the period. The dollar amount of such bonus was as follows:

Named Executive Officer	Bonus ($)

Marc A. Stefanski	450,000
John P. Ringenbach	183,996
Marianne Piterans	153,290
Ralph Betters	144,463
David S. Huffman	138,482

Retirement Benefits.   In addition to the 401(k) Plan and the ASOP, with respect to which the Company’s contributions on behalf of the named executive officers are included in the “Summary Compensation Table” on page 13, each of the Company’s executive officers, including the named executive officers, is eligible to participate in the retirement plans discussed below. The Committee believes these plans provide financial security that promotes retention.

Retirement Plan.   Third Federal Savings and Loan sponsors a defined benefit retirement plan for associates, the Third Federal Savings Retirement Plan (the “Retirement Plan”), and each of the named executive officers participates in the Retirement Plan. Prior to January 1, 2003, an associate became eligible to participate in the Retirement Plan on the first day of the calendar quarter coinciding with or following the date he had both attained age 21 and been credited with a year of eligibility service. The Retirement Plan has been closed to new associates; however, individuals who were already participants in the Retirement Plan on December 31, 2002 continue to accrue benefits under the terms of the Retirement Plan. Upon normal retirement at age 65, a participant will generally be entitled to a monthly benefit equal to 2% of one-twelfth of the participant’s average annual compensation multiplied by the participant’s years of benefit service. In the event a participant continues working after reaching age 65, the participant will be eligible to receive his or her monthly normal retirement benefit for any month in which the participant works less than 40 hours. For these purposes, average annual compensation means the average compensation for each calendar year of employment other than years prior to participation in the Retirement Plan and years in which a participant has less than 1,000 hours of employment, that is, average annual compensation generally is based on the participant’s average compensation over the participant’s career with the Company. Compensation is defined as wages reported on Form W-2, including salary reduction contributions to the 401(k) Plan and flexible benefits plan and excluding certain reimbursements or special amounts such as expense allowances, fringe benefits, moving expenses and welfare benefits. In the event of retirement after age 65, the benefit will be the greater of the normal retirement benefit determined at retirement or the normal retirement benefit determined at age 65, increased by 0.8% for each month from the participant’s normal retirement date (age 65) to the date of the participant’s retirement. The normal form of benefit payment is a monthly payment over the longer of the participant’s lifetime or ten years, and, in the event of the participant’s death, payment to the participant’s beneficiary for the remainder of the ten-year term. Additional information with respect to each named executive officer’s participation in the Retirement Plan is included under “- Pension Benefits” on page 15.

Executive Retirement Benefit Plan.   Each of the named executive officers participates in a Third Federal Savings and Loan Association MHC and Subsidiaries Executive Retirement Benefit Plan I (an “Executive Retirement Benefit Plan”). Under an Executive Retirement Benefit Plan, at the end of each calendar quarter, the Company credits to the account of the plan participant an amount equal to 15% of the participant’s compensation for such quarter (20% in the case of Mr. Stefanski). These percentages were established at the time the plans became effective in January 2006. Prior to the beginning of each plan year, each participant elects the distribution form for the amount credited to his or her account.

Our Board of Directors may offer investment options from which a participant may select for the purpose of determining the earnings to be credited to the participant’s account. If our Board of Directors does not offer investment options or the participant does not elect to participate in the deemed investment options, the participant’s account will be credited with earnings at the rate of 10-year Treasury bonds at the end of each calendar quarter. For the fiscal year ended September 30, 2007, the rate credited was 4.71%.

Each participant vests in his or her account after completion of five years of service. If a participant had already completed five years of service as of his or her plan’s effective date, January 1, 2006, the participant was immediately fully vested in his or her account. Each of the named executive officers had completed five years of service as of his or her plan’s effective date.

The participant’s account balance will be distributed to the participant (or the participant’s beneficiary) in the form elected by the participant following separation from service due to death, disability, normal retirement or separation of service. If the participant does not elect a form of payment, payment will be made in a lump sum distribution. Third Federal Savings and Loan may, in its discretion, establish rabbi trusts to provide a source of payment of obligations under the plans.

Additional information with respect to each named executive officer’s participation in an Executive Retirement Benefit Plan is included under “- Non-Qualified Deferred Compensation” on page 15.

Benefit Equalization Plan.   Third Federal Savings and Loan maintains the Third Federal Savings and Loan Association MHC and Subsidiaries Benefit Equalization Plan (the “Benefit Equalization Plan”) for the purpose of providing benefits to certain executive officers, including each of the named executive officers, that would have been payable under the 401(k) Plan but for the limitations under Sections 401(a)(17), 402(g) and 415 of the Code. The named executive officers are the only participants in the Benefit Equalization Plan. Under this plan, a participant may elect to defer up to 15% of his or her compensation, reduced by the maximum amount of compensation that the participant may defer for the current plan year under the terms of the 401(k) Plan. A participant under the plan is eligible to receive a matching contribution with respect to his or her elective deferrals and a profit-sharing contribution in an amount equal to that which he or she would have received under the 401(k) Plan but for the compensation limits, reduced by the profit-sharing contribution allocated to the participant under the 401(k) Plan for such year. A participant is always 100% vested in his or her account under the plan. A participant may elect to receive his or her distribution of benefits in a lump sum or in ten annual installments.

Our Board of Directors may offer investment options from which a participant may select for the purpose of determining the earnings to be credited to the participant’s account. If our Board of Directors does not offer investment options or the participant does not elect to participate in the deemed investment options, the participant’s account is currently credited with earnings at the rate of 10-year Treasury bonds. For the quarter ended December 31, 2006, accounts were credited with earnings at the interest rate paid by a Third Federal Savings and Loan one-year certificate of deposit as of January 1, 2006 plus 2%, or 6.28% per annum. For the quarter ended March 31, 2007, accounts were credited with earnings at the interest rate paid by a Third Federal Savings and Loan one-year certificate of deposit as of January 1, 2007 plus 2%, or 7.01% per annum. For the quarters ended June 30, 2007 and September 30, 2007, accounts were credited with earnings at the interest rate of 10-year Treasury bonds as of January 1, 2007, or 4.71% per annum.

The participant’s account balance will be distributed to the participant (or the participant’s beneficiary), in the form elected by the participant, following the participant’s death, disability, normal retirement or other separation of service. If the participant does not elect a form of payment, payment will be made in a lump sum. At the request of a participant who has an unforeseeable emergency, the board of directors may, in its discretion, distribute all or a portion of the participant’s account. Third Federal Savings and Loan may, but is not required, to establish rabbi trusts to provide a source of payment of obligations under the plan.

Additional information with respect to each named executive officer’s participation in the Benefit Equalization Plan is included under “- Non-Qualified Deferred Compensation” on page 15.

Other Benefits.   Third Federal Savings and Loan sponsors medical and dental insurance plans for its associates, as well as short-term and long-term disability plans and life, accidental death and dismemberment insurance policies. The named executive officers participate in these plans. In addition, it provides the following benefits:

Executive Life Insurance Bonus Program.   Third Federal Savings and Loan has established an Executive Life Insurance Bonus Program for Messrs. Stefanski, Ringenbach and Betters, whereby the individual executives have acquired insurance policies on their lives and have transferred such policies to life insurance trusts. Third Federal Savings and Loan pays a bonus to the executives annually in amounts sufficient to pay the premiums on the policies. In addition, at year end, Third Federal Savings and Loan provides a tax gross-up to the executives in an amount sufficient to pay the taxes due on the premium payments. The amounts of the bonus and gross-up are included under “All Other Compensation” in the “Summary Compensation Table” on page 13. The death benefits under the insurance policies are as follows: $6.0 million for Mr. Stefanski and $1.5 million for each of Messrs. Ringenbach and Betters.

Executive Disability Insurance Bonus Program.   Third Federal Savings and Loan has established an Executive Disability Insurance Bonus Program for Messrs. Stefanski, Ringenbach and Betters and Ms. Piterans, whereby the individual executives have acquired individual disability policies and Third Federal Savings and Loan pays bonuses to the executives annually in amounts sufficient to pay the premiums on the policies. In addition, at year-end, Third Federal Savings and Loan provides a tax gross-up to the executives in an amount sufficient to pay any taxes due on the bonuses. The amounts of the bonus and gross-up are included under “All Other Compensation” in the “Summary Compensation Table” on page 13.

Financial, Retirement and Estate Planning Program.   Third Federal Savings and Loan sponsors the Financial, Retirement and Estate Planning Program for certain of its executive officers, including the named executive officers, and one additional associate director. Individuals designated by the Board of Directors are eligible to participate in the program during the year in which they are designated and during the two succeeding years. For the year ended September 30, 2007, each of the named executive officers and director Bernard Kobak, who is also a part-time associate, were designated by the Board of Directors to participate in the program, and Messrs. Stefanski, Ringenbach and Kobak participated. Under the program, a participant (or in certain circumstances, his or her surviving spouse) may consult with a financial planning adviser, investment adviser or legal adviser, each of whom may perform such services as are reasonably required, and Third Federal Savings and Loan will pay the fees for those services, up to $40,000 in any one calendar year. The amount of fees paid by Third Federal Savings and Loan is included under “All Other Compensation” in the “Summary Compensation Table” on page 13.

Personal Health Management Program.   Third Federal Savings and Loan also has implemented a personal health management program for the named executive officers that offers participants the opportunity to have annual medical examinations and health risk appraisals on a regular basis.

Company Car Program.   Third Federal Savings and Loan sponsors a company car program under which members of executive management designated by the Chief Executive Officer are provided a new company car and other staff members designated by the Chief Executive Officer receive an assigned company car or have the opportunity to use a company vehicle or receive a gasoline credit card. Messrs. Stefanski and Kobak have each been provided with a company car under the program. The company car program also covers the costs of maintenance and operation of company cars and insurance coverage. The value of the benefits provided under this program is included under “All Other Compensation” in the “Summary Compensation Table” on page 13.

Supplemental Executive Split Dollar Life Insurance.   Third Federal Savings and Loan maintains supplemental life insurance coverage for the named executive officers through an endorsement split dollar life insurance program. Third Federal Savings and Loan owns each of the policies and endorses a portion of the death benefit to the beneficiaries designated by the executive. These arrangements do not provide a death benefit postretirement. Supplemental life insurance death benefit amounts are determined according to the ranges of salary and bonus compensation of the executives, as follows: $4.7 million for Mr. Stefanski; $4.0 million for Mr. Ringenbach; and $2.0 million for each of Messrs. Betters and Huffman and Ms. Piterans. No other executives currently participate in the endorsement split dollar program. The amount of insurance premiums paid with respect to these policies is included under “All Other Compensation” in the “Summary Compensation Table” on page 13.

Collateral Assignment Split Dollar Agreement.   In 2002, Third Federal Savings and Loan entered into a collateral assignment split dollar life insurance agreement with Mr. Stefanski whereby Third Federal Savings and Loan purchased life insurance on the life of Mr. Stefanski in the face amount of $2.5 million. This life insurance policy was issued to a life insurance trust established by Mr. Stefanski for the benefit of his designated beneficiaries under said trust. The trust then collaterally assigned the policy to Third Federal Savings and Loan in order to secure the repayment of the policy premiums that Third Federal Savings and Loan paid or was expected to pay on the executive’s behalf. In connection with our April 2007 stock offering, Third Federal Savings and Loan and Mr. Stefanski determined that this arrangement should be terminated. Accordingly, in September 2006, Mr. Stefanski’s trust transferred its interest in the life insurance policy to Third Federal Savings and Loan in satisfaction of all amounts owed by Mr. Stefanski for the premiums paid by Third Federal Savings and Loan on the policy. The transfer was effective October 26, 2006.

Employment Agreements and Severance Policy

The Company is not party to an employment agreement with any of the named executive officers and has not adopted a severance policy for its named executive officers.

Deductibility of Compensation

The Committee considers Section 162(m) of the Code, which provides certain criteria for the tax deductibility of compensation in excess of $1.0 million paid to the Company’s named executive officers. It is the Committee’s intent to maximize deductibility of executive compensation while retaining the discretion needed to compensate executive officers in a manner commensurate with performance and retention. The Company believes that compensation paid to named executive officers during the fiscal year 2007 did not exceed the $1.0 million limit for any individual named executive officer.

Stock Ownership Guidelines

While many of the Company’s executive officers, including the named executive officers, invested a significant amount of money in the Company’s shares during its initial public offering and have acquired shares on the open market and through the 401(k) Plan since the public offering, the Company does not have specific guidelines regarding stock ownership for its executive officers. The Committee believes that shares acquired by the executive officers in the Company’s initial public offering, subsequent to the initial public offering and prior to the date of this proxy statement and through the ASOP and 401(k) Plan, and the awards that are expected to be made under future stock-based benefit plans, will appropriately align the interests of executive officers with the interests of the Company’s stockholders.

Summary Compensation Table

The following table summarizes the compensation earned during fiscal year 2007 by each of the Company’s named executive officers who served as of September 30, 2007. Additional information concerning compensation is included under “- Compensation Discussion and Analysis.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Marc A. Stefanski, President and Chief Executive Officer	2007	900,000	900,000	124,758	453,989	2,378,747

John P. Ringenbach, Chief Operating Officer	2007	367,992	367,992	88,711	188,254	1,012,949

Marianne Piterans, Director of Human Resources	2007	306,581	306,580	84,032	93,122	790,315

Ralph M. Betters, Chief Information Officer	2007	288,926	288,926	81,558	127,480	786,890

David S. Huffman, Chief Financial Officer	2007	276,963	276,964	77,305	79,873	711,105

(1) The amounts reported include amounts deferred under the 401(k) Plan and the Benefits Equalization Plan for the fiscal year ended September 30, 2007 by Messrs. Stefanski, Ringenbach, Betters and Huffman and Ms. Piterans of: $81,473, $39,606, $33,281, $32,324 and $34,693, respectively.

(2) Semi-annual performance-based bonuses paid if performance objectives are satisfied. Additional information with respect to these bonuses is included under “- Compensation Discussion and Analysis.”

(3) The amounts reported include the aggregate change in the actuarial present value of the named executive officer’s benefit under the Retirement Plan during the fiscal year ended September 30, 2007 and non-qualified deferred compensation earnings for the fiscal year ended September 30, 2007 under the named executive officer’s Executive Retirement Benefit Plan and the Benefit Equalization Plan.

(4) The following table lists the various components of compensation paid to the named executive officers and comprising “All Other Compensation” in the Summary Compensation Table above:

All Other Compensation

Name	Year	401(k) Plan Company Match ($)	ASOP Company Contribution ($)	Benefit Equalization Plan Company Contribution ($)	Executive Retirement Benefit Plan Company Contribution ($)	Supplemental Executive Split Dollar Life Insurance ($)	Executive Life Insurance Bonus Program ($)	Executive Disability Insurance Bonus Program ($)	Tax Gross-Ups ($)(1)	Perquisites and Other Personal Benefits ($)(2)	Total All Other Compensation ($)

Marc A. Stefanski	2007	9,000	15,000	62,306	179,990	6,028	39,000	2,041	85,169	55,455	453,989

John P. Ringenbach	2007	9,000	11,000	20,439	55,207	6,833	23,000	4,587	39,888	18,300	188,254

Marianne Piterans	2007	9,000	11,000	15,526	46,145	2,635	—	3,554	5,262	—	93,122

Ralph M. Betters	2007	9,000	12,000	14,114	43,347	2,791	19,700	3,038	23,490	—	127,480

David S. Huffman	2007	9,000	11,000	13,157	41,552	2,791	—	—	2,373	—	79,873

(1) These amounts represent bonuses paid to the named executive officers to compensate them for taxes they were required to pay on bonuses paid under the Company’s Executive Life Insurance Bonus Program, Executive Disability Insurance Bonus Program, Supplemental Executive Life Insurance Program and all other perquisites and personal benefits.

(2) The following table lists certain perquisites and other personal benefits provided to the named executive officers and comprising “Perquisites and Other Personal Benefits” in the “All Other Compensation” Table above:

Name	Year	Financial Retirement Estate Planning ($)	Personal Use of Company Car ($)	Home Security ($)	Club Dues ($)	Total Perquisites and Other Personal Benefits ($)

Marc A. Stefanski	2007	40,661(1)	7,864	3,240	3,690	55,455

John P. Ringenbach	2007	18,300	—	—	—	18,300

(1) Reflects payments made during the 2007 fiscal year. The plan operates on a calendar year basis.

Option Grants and Outstanding Equity Awards at Fiscal Year-End

The Company did not have any stock-based benefit plans in 2007 that provided for grants of stock options and awards of shares of common stock, but is proposing that stockholders adopt such a plan at the special meeting. See “Proposal One—Approval of the Company’s 2008 Equity Incentive Plan.”

Non-Qualified Deferred Compensation

The following table summarizes contributions and deferrals of compensation during fiscal year 2007 made by or on behalf of each named executive officer under such named executive officer’s Executive Retirement Benefit Plan and the Benefit Equalization Plan, which are not tax-qualified:

Executive Retirement Benefit Plan

Non-Qualified Deferred Compensation

Name	Executive Contributions in Fiscal Year 2007 ($)	Company Contributions in Fiscal Year 2007 ($)	Aggregate Earnings in Fiscal Year 2007 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of September 30, 2007 ($)

Marc A. Stefanski	—	179,990	9,551	—	322,528

John P. Ringenbach	—	55,207	2,926	—	98,831

Marianne Piterans	—	46,145	2,436	—	82,271

Ralph M. Betters	—	43,347	2,300	—	77,666

David S. Huffman	—	41,552	2,197	—	74,281

Benefit Equalization Plan

Non-Qualified Deferred Compensation

Name	Executive Contributions in Fiscal Year 2007 ($)	Company Contributions in Fiscal Year 2007 ($)	Aggregate Earnings in Fiscal Year 2007 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of September 30, 2007 ($)

Marc A. Stefanski	62,306	62,306	34,958	—	697,292

John P. Ringenbach	20,439	20,439	14,286	—	277,229

Marianne Piterans	15,526	15,526	10,643	—	205,665

Ralph M. Betters	14,114	14,114	5,507	—	110,485

David S. Huffman	13,157	13,157	4,837	—	97,260

Amounts reflected in the “Company Contributions in Fiscal Year 2007” and the “Aggregate Earnings in Fiscal Year 2007” columns are reported as compensation in the “Summary Compensation Table,” above.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each named executive officer, including the number of years of service credited, under the Retirement Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements:

Pension Benefits

Name	Number of Years Credited Service	Present Value of Accumulated Benefit as of September 30, 2007 ($)	Payments During Last Fiscal Year ($)

Marc A. Stefanski	24.667	1,042,002	—

John P. Ringenbach	13.583	687,551	—

Marianne Piterans	14.000	665,421	—

Ralph M. Betters	15.333	778,709	—

David S. Huffman	13.917	637,776	—

For a discussion of the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see footnote 12 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed on December 21, 2007. Additional information concerning this plan is provided under “- Compensation Discussion and Analysis.”

DIRECTOR COMPENSATION

Directors of the Company receive $5,000 or $5,250 per calendar quarter, depending on their length of service and as determined by our Board of Directors. Members of our Audit Committee and Compensation Committee also receive fees of $700 per Audit Committee or Compensation Committee meeting attended. Directors of Third Federal Savings and Loan receive an annual retainer of between $20,000 and $31,000, depending on their length of service. Mr. Stefanski and Ms. Piterans do not receive fees for their service as directors. Directors are not separately compensated for their service on the board of directors of Third Federal Savings and Loan Association of Cleveland, MHC.

The following table sets forth the compensation paid to the directors of the Company during fiscal year 2007:

Name	Fees Earned or Paid ($)	All Other Compensation ($)(1)	Total ($)

Thomas J. Baird	25,200	20,750	45,950

Martin J. Cohen	24,100	19,033	43,133

Robert A. Fiala	25,200	20,750	45,950

John J. Fitzpatrick	28,300	21,400	49,700

James S. Gascoigne	21,000	26,831	47,831

Bernard S. Kobak(2)	21,000	186,112	207,112

William C. Mulligan	12,800	13,333	26,133

Paul W. Stefanik	25,100	32,093	57,193

Anthony W. Zepp	25,100	30,986	56,086

(1) For directors other than Mr. Kobak, amounts represent fees paid for service on the board of directors of Third Federal Savings and Loan.

(2) Mr. Kobak also is a part-time associate of the Company and receives compensation for his services as a part-time associate. Of the total All Other Compensation, $30,693 represents fees paid to Mr. Kobak for his services as a director of Third Federal Savings and Loan, $73,272 represents salary paid to Mr. Kobak for his services to the Company and $82,147 represents distributions paid under a SERP.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Robert A. Fiala (Chairman)

Thomas J. Baird (Vice Chairman)

John J. Fitzpatrick

PROPOSAL ONE: APPROVAL OF THE COMPANY’S 2008 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the TFS Financial Corporation 2008 Equity Incentive Plan (the “Equity Incentive Plan”), to provide officers, employees and directors of the Company and Third Federal Savings and Loan Association of Cleveland, with additional incentives to promote the long-term financial success of the Company and Third Federal Savings and Loan Association of Cleveland. The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

Why We Are Asking for Stockholder Approval

We are asking our stockholders to approve the Equity Incentive Plan so that we may be able to grant stock-based compensation to our employees, officers and directors. The Equity Incentive Plan would permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, other stock-based awards and dividend equivalent rights. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program containing features that are linked to the performance of our common stock.

As a NASDAQ Stock Market listed company and under regulations of the Office of Thrift Supervision, our primary federal regulator, we are required to obtain the approval of our stockholders before implementing an equity compensation plan such as the Equity Incentive Plan. For these purposes the Equity Incentive Plan must be approved by (i) a majority of the votes cast at the special meeting, and (ii) a majority of the votes cast by stockholders other than our mutual holding company, Third Federal Savings and Loan Association of Cleveland, MHC. Stockholder approval will also enable us to deduct the expense of certain awards for federal income tax purposes and will exempt the awards from the short-swing profit trading rules of Section 16(b) of the Exchange Act.

General

Following its approval by stockholders, the Equity Incentive Plan will remain in effect as long as any awards granted under the plan are outstanding; provided, however, that no awards may be granted under the plan after the ten year anniversary of its effective date. Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance of up to 23,000,000 shares of Company common stock pursuant to grants of incentive and non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, and other stock-based awards. The Equity Incentive Plan also provides for awards of dividend equivalent rights that may be settled solely in cash. Up to 23,000,000 shares may be delivered pursuant to grants of stock options (all of which may be incentive stock options), and up to a maximum of 10,000,000 shares may be issued as restricted stock awards or other awards the full value of which are settled in shares of our common stock. If we issue more than 16,283,618 shares of our common stock pursuant to the exercise of stock options, then such excess shares must come from shares of common stock repurchased by the Company. Similarly, if we issue restricted stock awards, restricted stock unit awards, or other stock awards the full value of which are settled in our common stock in excess of 6,513,448 shares of our common stock, then such excess shares must come from shares of common stock repurchased by the Company. As of April 10, 2008, the aggregate fair market value of the shares to be reserved under the Equity Incentive Plan was $271.6 million.

Administration

The Equity Incentive Plan will be administered by the members of the Compensation Committee (the “Committee”) of the Company, which will consist of not less than three disinterested board members who are not current or former employees or officers of the Company and do not receive remuneration from the Company in any capacity other than as a director, except for compensation in an amount for which disclosure would not be required under SEC disclosure rules. The Committee has full and exclusive power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Equity Incentive Plan also permits the Committee to (i) delegate to one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code, the Committee’s power to grant awards under the plan to persons who are not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” the authority to grant awards to eligible persons who are not subject to Section 16 of the Exchange Act.

Eligibility

Employees and outside directors of, and service providers to, the Company or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options. As of April 10, 2008, there were seven executive officers, 931 non-executive officer/non-director employees and nine directors who were not executive officers eligible to be selected for participation in the Equity Incentive Plan.

Limitations on Awards Under the Equity Incentive Plan

The Committee may, in its discretion, grant any or all of the types of awards described in the Equity Incentive Plan to eligible participants. The Committee will, in its discretion, determine the types of awards made and establish other terms and conditions applicable to the award. Each award granted under the Equity Incentive Plan shall be evidenced by an award agreement approved by the Committee, which sets forth the terms and conditions of the award, including vesting and specific performance goals or measures established in connection with each award. In setting terms and conditions, the Committee must observe the following restrictions:

•

Stock options or stock appreciation rights for no more than 4,900,000 shares of common stock may be granted to any one participant during any calendar year. For these purposes, if a stock option is granted in tandem with a stock appreciation right such that the exercise of one cancels the other, the tandem stock option and stock appreciation right will be counted as being granted for one share of Company common stock.

•

Restricted stock awards, restricted stock unit awards settled in common stock or other stock-based awards settled in common stock for no more than 2,400,000 shares of common stock may be granted to any one participant during any calendar year.

•	The maximum annual dollar amount that may be payable to any one participant pursuant to a cash settled stock appreciation right during any calendar year shall be $2,400,000.

•

The maximum aggregate award of performance unit awards or performance share awards that may be granted to any one participant during any calendar year shall be 2,400,000 units or shares if the award is settled in shares of common stock, or equal to the value of 2,400,000 shares of common stock if such award is payable in cash or property other than shares of common stock, determined as of the earlier of the vesting or payment date.

Types of Awards

The Committee may determine the type of award and the terms and conditions of each award under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Awards under the Equity Incentive Plan will be either awards that (i) do not contain specific performance measures for vesting to occur, or (ii) awards that are based on performance measures. Awards also may be granted in any combination determined by the Committee, as follows.

Awards Without Specific Performance Measures

Stock Options.   A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means the final sales price of the Company’s common stock as reported on the NASDAQ Stock Market on the date in question, or if the Company’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Company’s common stock was traded, and without regard to after-hours trading activity. The Committee will determine the fair market value of the common stock, in accordance with Section 422 of the Code, if it cannot be determined in the manner described above. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code. Only employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise (i) either in cash or with stock of the Company which was owned by the participant, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to compliance with applicable laws, by a “cashless exercise” through a third party. The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Stock Appreciation Rights.   A stock appreciation right is the right to receive a payment in cash, Company common stock, or a combination thereof, in an amount equal to the excess of the fair market value of a share of Company common stock on the date of exercise of the stock appreciation right over the fair market value of the common stock on the date of grant of the stock appreciation right. The total number of shares that may be acquired upon the exercise of a stock appreciation right will be rounded down to the nearest whole share.

The Committee may grant either tandem or stand-alone stock appreciation rights. Tandem stock appreciation rights are granted in tandem with and are exercisable on the same conditions as the related stock option that is granted simultaneously. The exercise of a tandem stock appreciation right cancels the related stock option and the exercise of the related stock option cancels the tandem stock appreciation right.

Restricted Stock Awards.   A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Equity

Incentive Plan or the award agreement. Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Restricted Stock Unit Awards.   Restricted stock unit awards may be denominated in whole shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit award. Restricted stock unit awards granted under the Equity Incentive Plan may be settled in cash, Company common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Equity Incentive Plan or the award agreement. Participants have no voting rights with respect to any restricted stock unit awards granted under the Equity Incentive Plan.

Dividend Equivalent Rights.   A dividend equivalent right represents the right to receive cash dividends that are or would be payable with respect to shares of Company common stock underlying the equity-based award. A dividend equivalent right may be granted by the Committee in connection with the grant of any equity-based or equity-related award under the Equity Incentive Plan with respect to the shares of Company common stock covered by the award. Dividend equivalent rights may also be granted on a free-standing basis in the sole discretion of the Committee. Free-standing dividend equivalent rights entitle the holder to receive a cash payment equal in value to the dividends paid with respect to a specified number of shares of Company common stock. Upon payment of a dividend on shares of Company common stock, the participant holding a dividend equivalent right with respect to an equity-based award shall receive an amount of cash equal to the amount of the cash dividend paid per share of stock, multiplied by the number of shares of our stock underlying the related equity award. Dividend equivalent rights will be forfeited at the same time as a related award granted under the Equity Incentive Plan is forfeited for any reason.

Performance-Based Awards.

The Committee is authorized to grant awards, the vesting of which is subject to the satisfaction of performance-based conditions. Performance-based awards include performance share awards, performance unit awards, restricted stock unit awards (if designated as performance awards) and other stock-based awards (if designated as performance awards).

Performance Share Awards.   A performance share award is a grant denominated in whole shares of common stock that represents the right to receive the fair market value of a share of common stock upon satisfaction of performance-based conditions. Performance share awards may be settled in cash, shares of Company common stock, or a combination thereof. Prior to delivery of shares of our stock in settlement of a performance share award, the recipient of such award shall have no voting rights or rights to receive dividends, or any other rights with respect to shares of our stock.

Performance Unit Awards.   A performance unit award will be denominated in a specified dollar amount and represents the right to receive the payment of a specified dollar amount (or a percentage of a specified dollar amount) upon the satisfaction of performance based conditions. Performance unit awards may be settled in cash, shares of Company common stock, or a combination thereof. Prior to delivery of shares of common stock in settlement of a performance unit award, the recipient of such award shall have no voting rights or rights to receive dividends, or any other rights with respect to shares of our common stock.

Other Stock-Based Awards.   Other stock-based awards generally include any other type of award that is denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Company common stock. Other stock-based awards may or may not be subject to performance goals at the discretion of the Committee, and will be subject to the terms and conditions established by the Committee.

Performance Measures.   The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee:

(a)	basic earnings per share;
(b)	basic cash earnings per share;
(c)	diluted earnings per share;
(d)	diluted cash earnings per share;
(e)	net income;
(f)	cash earnings;
(g)	net interest income;
(h)	non-interest income;
(i)	general and administrative expense to average assets ratio;
(j)	cash general and administrative expense to average assets ratio;
(k)	efficiency ratio;
(l)	cash efficiency ratio;
(m)	return on average assets;
(n)	cash return on average assets;
(o)	return on average stockholders’ equity;
(p)	cash return on average stockholders’ equity;
(q)	return on average tangible stockholders’ equity;
(r)	cash return on average tangible stockholders’ equity;
(s)	core earnings;
(t)	operating income;
(u)	operating efficiency ratio;
(v)	net interest rate spread;
(w)	growth in assets, loans (including home-equity lines of credit), or deposits;
(x)	loan production volume;
(y)	non-performing loans;
(z)	cash flow;
(aa)	capital preservation (core or risk-based);
(bb)	interest rate risk-exposure/net portfolio value
(cc)	interest rate risk-sensitivity
(dd)	liquidity parameters
(ee)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;
(ff)	stock price (including, but not limited to, growth measures and total stockholder return); or
(gg)	any combination of the foregoing.

Performance measures may be expressed on an absolute and/or relative basis, or a before- or after-tax basis and may be based on comparisons using internal targets, the past performance of the Company and/or the past or current performance of other similar companies. The Committee may, in a manner consistent with the requirements of Section 162(m) of the Code, include or exclude extraordinary or nonrecurring items, including but not limited to, any of the following events that occur during the performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; or (f) acquisitions and divestitures.

Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries and/or affiliates or any business unit of the Company, a subsidiary and/or an affiliate, or any combination thereof as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies (including, but not limited to, growth measures and total stockholder return or stock price), or published or special market indices that the Committee, in its sole discretion, deems appropriate. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Code and not in a manner that results in an increase in compensation. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance based measures shall be made during the period required by Section 162(m) of the Code.

After setting the performance measures applicable to a performance award, the Committee may change them only in limited circumstances such as a change in control, stock split, stock dividend, merger, consolidation or reorganization, acquisition or disposition of a material business unit or an infrequently occurring or extraordinary gain or loss. Under such circumstances, the Committee may adjust the performance measures in a manner designed to maintain as closely as possible the previously established expected level of performance. Any such adjustment to the award opportunities or performance measures for our chief executive officer and our three other most highly paid executives (other than our chief financial officer) named in the summary compensation table in our proxy statement (or anyone the Committee determines is reasonably likely to be such an individual) will comply with Section 162(m) of the Code.

Attainment of the performance goals will be measured over a performance period of at least one year specified by the Committee when the award is made. The Committee will determine in its discretion whether an award recipient has attained the applicable performance goals, and the Committee will certify such fact in writing if the goals have been satisfied. If the performance goals relating to an award are not satisfied during the performance period, the award will be forfeited. If the performance goals and any service-based vesting schedule relating to a performance award are satisfied, the award will be distributed (or any vesting-related legend will be removed from any stock certificates previously delivered to an award recipient).

Vesting of Awards

Awards Without Specific Performance Measures.   If the right to become vested in an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in the award agreement. Unless otherwise specified in the award agreement, service as a director emeritus or advisory director will constitute service for the purpose of vesting.

Performance-Based Awards.   The vesting date of performance-based awards is the date on which all the performance measures are attained and the performance period is concluded. Any unvested performance-based awards for which the performance measures are not satisfied will be forfeited without consideration.

Effect of Termination of Service.   The Committee shall establish the effect of termination of service on the continuation of rights and benefits available under the Equity Incentive Plan. The Committee also may specify in a participant’s award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon the participant’s material violation of a Company policy, breach of noncompetition, confidentiality or other restrictive covenants that apply to the covered employee, or any other conduct that is detrimental to the business or reputation of the Company, its affiliates and/or its subsidiaries.

Unless otherwise provided in an award agreement, all awards to an officer or director shall vest immediately upon the participant’s death, disability or retirement, provided, however, that any awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (other than a stock option or stock appreciation right) will not vest immediately upon retirement.

Unless otherwise provided in an award agreement, in the event of a participant’s termination of service for any reason other than disability, retirement, death or termination for cause, then (i) any stock options and stock appreciation rights shall be exercisable only as to those awards that were vested on the date of termination of service and only for a period of three months following termination, and (ii) any restricted stock awards and other awards that have not vested as of the date of termination of service shall expire and be forfeited.

In the event of termination for cause, any awards that have not vested, or have vested but have not been exercised (in the case of stock options and stock appreciation rights) shall expire and shall be forfeited.

Unless otherwise provided in an award agreement, upon termination of service due to death or disability, all stock options and stock appreciation rights shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all other awards shall become fully vested at the date of termination of service. Stock options and stock appreciation rights may be exercised for a period of one year following such termination of service. Under the Code, no stock option shall be eligible for treatment as an incentive stock option in the event such option is exercised more than one year following termination of service due to disability, and in order to obtain incentive stock option treatment by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of termination of service.

Unless otherwise provided in an award agreement, upon termination of service due to retirement, all stock options and stock appreciation rights shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and for a period of one year thereafter. Unless otherwise provided in an award agreement, all other awards, except performance-based awards subject to Section 162(m) of the Internal Revenue Code, shall become fully vested on retirement.

Change in Control.   Unless otherwise provided in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control of the Company (as defined in the Equity Incentive Plan), all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all restricted stock awards, restricted stock unit awards and other stock-based awards shall be fully earned and vested.

In the event of a change in control, any performance measure attached to an award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan, provided that, other than as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the Equity Incentive Plan at any time, retroactively or otherwise, and without stockholder approval, to ensure that the Equity Incentive Plan complies with current or future law, and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Code, and its applicable regulations and guidance.

Prohibition Against Option Repricing.   Neither the Committee nor the board of directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or stock appreciation right previously granted.

Non-Transferability.   Generally, all awards, except non-qualified stock options will be nontransferable except by will or in accordance with the laws of intestate succession. Stock awards may be transferable pursuant to a qualified domestic relations order. At the Committee’s sole discretion, non-qualified stock options and stock appreciation rights that are not granted in tandem with an incentive stock option may be transferred to immediate family members of the participant, trusts and partnerships established for the primary benefit of such family members or to charitable organizations. Awards (other than non-qualified stock options that have been transferred) may only be exercised by a participant. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Incentive Plan upon the participant’s death.

The Committee may use shares of stock available under the Equity Incentive Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

Accounting Treatment.

Under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options, stock appreciation rights, stock awards and other equity-based compensation.

United States Income Tax Considerations

The following is a summary of the United States federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan. This is a summary only and participants should consult with their personal tax advisors regarding the tax treatment of any awards under the plan.

Non-Qualified Stock Options.   The grant of a non-qualified option will not result in taxable income to the participant. The participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code, or if exercised by the participant’s heir or beneficiary).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of grant of the incentive stock option and within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as long-term capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the

Company will be entitled to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights.   The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding tax deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Dividend Equivalent Rights.   The grant of a dividend equivalent right will not result in taxable income to the participant. At the time of payment of a cash dividend with respect to shares of Company stock underlying a dividend equivalent right, or with respect to a stand-alone dividend equivalent right, the cash received will be taxable to the participant as ordinary income and the Company generally will be entitled to a corresponding tax deduction.

Stock Awards.   A participant who has been granted a restricted stock award or a performance-based restricted stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for United States income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the Company generally will be entitled to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the Company generally will be entitled to a corresponding tax deduction. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant and the Company generally will be entitled to a corresponding tax deduction.

Restricted Stock Unit Awards.   A participant who has been granted a restricted stock unit award will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit award vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit award is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit award is distributed. At the time the recipient recognizes taxable income on a restricted stock unit award, the Company generally will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Performance Awards Tax Treatment.   Performance share awards and performance unit awards are earned when the award recipient satisfies pre-established performance goals; however the distribution of the value of the award may occur at that time or at some later date specified in the award agreement. Performance share awards and performance unit awards are similar to restricted stock unit awards in that income is recognized when the performance award is both (i) vested and (ii) distributed to the award recipient. An election under Section 83(b) of the Code may not be made with respect to performance share awards or performance unit awards. The Company will be entitled to a corresponding tax deduction at the time the recipient recognizes taxable income on a performance share award or a performance unit award.

Deduction Limits.   Section 162(m) of the Code generally limits the Company’s ability to deduct compensation in excess of $1.0 million per year for our chief executive officer and the three other most highly compensated executives (excluding our chief financial officer) named in our summary compensation table (“covered employees”). Restricted stock awards, other than performance-based restricted stock awards, dividend equivalent rights, and other awards that are not subject to performance goals may be subject to this deduction limit if the amount of the value of the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Awards that are subject to performance goals that provide for accelerated vesting upon retirement or involuntary termination (other than due to death or disability) will not be considered performance-based compensation under Section 162(m) of the Code. Accordingly, if such awards are not exempt from Section 162(m) of the Code, income recognized on such awards by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit of Section 162(m) of the Code. The Equity Incentive Plan is designed so that stock options, stock appreciation rights, performance-based restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards, and other stock-based awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that exceed the deduction limit.

Other Stock-Based Awards.   The tax consequences of other stock-based awards will depend on the specific terms of each award.

Withholding of Taxes.   The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements.

Change in Control.   Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice.   The preceding discussion is based on United States tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the United States income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. Participants should consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Awards to be Granted

The Board of Directors approved the Equity Incentive Plan and the Committee intends to meet after stockholder approval to determine specific terms and types of awards, including allocation of awards to executive officers, directors and employees. At the present time, no determination has been made as to the allocation of awards.

Other Information

The number and types of awards to be made pursuant to the Equity Incentive Plan are subject to the discretion of the Committee and have not been determined at this time.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

TFS FINANCIAL CORPORATION 2008 EQUITY INCENTIVE PLAN

PROPOSAL TWO: APPROVAL OF THE COMPANY’S MANAGEMENT INCENTIVE

COMPENSATION PLAN

The Board of Directors of the Company has approved the Cash Incentive Plan, subject to the approval of the Company’s stockholders. The following is a summary of the material provisions of the Cash Incentive Plan. The summary is qualified in its entirety by reference to the Cash Incentive Plan, a copy of which is attached hereto as Appendix B to this Proxy Statement.

Why We Are Asking for Stockholder Approval

We are asking our stockholders to approve the Cash Incentive Plan in order to qualify the awards issued under the plan as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. This would allow the Company to deduct for tax purposes the value of such awards even if the compensation received when such awards are earned, when combined with other income of a participant, exceed $1.0 million per year.

General

The Cash Incentive Plan has been established and approved by the Board of Directors to reward certain senior executive officers for achieving short- or long-term goals identified by the Company, and to attract, retain and reward senior executive officers who contribute to the success of the Company.

The Cash Incentive Plan incorporates annual cash incentive awards and long-term cash incentive awards. Key features of the Cash Incentive Plan include the following:

•	administration by a committee composed of independent directors (the “Committee”);

•	annual incentive awards and long-term incentive awards subject to achievement of performance measures determined by the Committee;

•	individual awards subject to annual limits; and

•	no amendments to the performance measures unless approved by the Company’s stockholders.

An annual incentive award under the Cash Incentive Plan is an award that covers a period of time equal to or less than twelve months. Each annual incentive award will specify a payment amount or payment range as determined by the Committee, subject to the achievement of certain performance measure(s) established by the Committee. The maximum aggregate amount awarded or credited with respect to annual incentive awards to any one covered employee in any one plan year may not exceed $3.0 million.

A long-term incentive award is an award that covers a period of time greater than twelve months during which performance goals based on one or more performance measures must be met. Each long-term incentive award will specify a payment amount or payment range as determined by the Committee, subject to the achievement of certain performance measure(s) established by the Committee. The maximum aggregate amount awarded or credited with respect to long-term incentive awards to any one covered employee in any one plan year may not exceed $6.0 million.

Administration

The Cash Incentive Plan will be administered by the Committee, which will grant annual incentive awards and long-term incentive awards to certain employees of the Company and its affiliates or subsidiaries who are or may become “covered employees” within the meaning of Section 162(m) of the Code and, as such, are subject to the deduction limits for compensation in excess of $1.0 million. The Committee may grant cash incentive awards that may be contingent on achievement of performance objectives over a specified period established by the Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

The Committee may also grant annual incentive awards and long-term incentive awards that do not qualify as performance based compensation within the meaning of Section 162(m) of the Code .

The Committee will determine the amount of such awards, whether such awards will be annual or long-term, and the terms of the awards, including the achievement of the specific performance goals. The Committee will determine the extent to which a covered employee shall have the right to receive payment for his or her annual or long-term incentive award following termination of a covered employee’s employment with or provision of services to the Company.

Performance Measures

The performance measures and standards that may be selected by the Committee with respect to awards granted under the Cash Incentive Plan are identical to the performance measures that apply to awards granted under the Equity Incentive Plan, which are discussed on page 21 of this proxy statement.

Without limiting the foregoing, the Committee may, in a manner consistent with the requirements of Code Section 162(m), include or exclude extraordinary or nonrecurring items, including but not limited to, any of the following events that occur during the performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; or (f) acquisitions and divestitures. The number and/or value of an annual incentive award or long-term incentive award will depend on the extent to which the performance goals are met during the applicable performance period.

In the event the Committee determines that it is advisable to grant an annual incentive award or long-term incentive award that will not qualify as performance-based compensation, it may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on performance measures other than those specified in the Cash Incentive Plan

The Cash Incentive Plan’s effective date is April 1, 2008, subject to approval by the Company’s stockholders, and if approved, it will continue in effect until terminated by the Board of Directors; provided, however, that termination of the plan will not reduce the amount payable to a covered employee under the plan as of the date of termination.

Forfeiture

The Committee may specify in a covered employee’s award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon the employee’s termination for cause, termination of employment with the Company, an affiliate or subsidiary of the Company, any material violation of a Company policy, breach of noncompetition, confidentiality or other restrictive covenants that apply to the covered employee, or any other conduct that is detrimental to the business or reputation of the Company, its affiliates and/or its subsidiaries.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Cash Incentive Plan, provided that, no amendment, modification or termination may reduce the amount payable to a covered employee as of the date of such amendment, modification or termination, and provided further that no amendment may change the general performance measures set forth in the Cash Incentive Plan without stockholder approval. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Code. Notwithstanding the foregoing, in the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures under the Cash Incentive Plan without obtaining stockholder approval for such changes, the Committee will have the sole discretion to make such changes without obtaining stockholder approval.

United States Income Tax Considerations

The following is a summary of the United States federal income tax consequences that may arise in conjunction with participation in the Cash Incentive Plan.

Income Taxation.   An incentive award will be earned when the award recipient satisfies the performance goals set by the Committee. However, the distribution of the value of the award may occur at that time or at some later date specified in the award agreement. The recipient of an incentive award will recognize income equal to the amount of cash received when the incentive award is both (i) vested and (ii) distributed to the award recipient.

Deduction Limits.   Section 162(m) of the Code generally limits the Company’s deduction for compensation in excess of $1.0 million per year for our chief executive officer and the three most highly compensated executives (excluding our chief financial officer) named in our summary compensation table. “Qualified performance-based compensation” is not subject to this limit and is fully deductible by the Company. The Cash Incentive Plan is designed so that awards under the plan will result in qualified performance-based compensation when earned. However, the Committee is not obligated to grant all awards as qualified performance-based compensation. We expect the Committee will take the deduction limits into account when making awards.

Withholding of Taxes.   The Company may withhold amounts from participants to satisfy the federal, state and local withholding tax requirements with respect to any taxable event arising as a result of the Cash Incentive Plan.

Tax Advice

The preceding discussion is based on United States tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the United States income tax aspects of the Cash Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Cash Incentive Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Other Information

Awards to be made pursuant to the Cash Incentive Plan are subject to the discretion of the Committee or its delegatee(s) and are not determinable at this time.

Adoption of Proposal Two requires the affirmative vote of a majority of the votes cast at the special meeting, in person or by proxy, provided a quorum is present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

TFS FINANCIAL CORPORATION 2008 MANAGEMENT INCENTIVE COMPENSATION PLAN

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2009 annual meeting of stockholders, the proposal must conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the Company prior to the close of business on September 15, 2008. In addition, if a stockholder intends to present a proposal at the Company’s 2009 annual meeting of stockholders without the inclusion of the proposal in the Company’s proxy materials, and written notice of the proposal is not received by the Company on or before November 30, 2008, proxies solicited by our Board of Directors for the 2009 annual meeting of stockholders will confer discretionary authority to vote on the proposal if presented at the meeting. Stockholders should submit proposals to the executive offices of the Company, 7007 Broadway Avenue, Cleveland, OH, 44105, Attention: Secretary. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Management does not know of any matters that will be presented for action at the meeting other than the items referred to in this proxy statement. If any other matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their judgment. For each other item that properly comes before the meeting, the vote required will be determined by applicable law, NASDAQ requirements and the Company’s governing documents.

APPENDIX A

TFS FINANCIAL CORPORATION

2008 EQUITY INCENTIVE PLAN

TFS Financial Corporation

2008 Equity Incentive Plan

Article 1. General

Section 1.1         Purpose, Effective Date and Term.   The purpose of this TFS Financial Corporation 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of TFS Financial Corporation, a Federal corporation (the “Company”), and its Subsidiaries, including Third Federal Savings and Loan Association of Cleveland (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders. The “Effective Date” of the Plan is May 29, 2008, the expected date of the approval of the Plan by the Company’s stockholders. The Plan shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2         Administration.   The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3         Participation.   Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary.

Section 1.4         Definitions.   Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

Article 2. Awards

Section 2.1         General.   Any Award under the Plan may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.10, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a)         Stock Options.   A Stock Option means a grant under Section 2.2 which represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii) to a non-Employee. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be modified unilaterally by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option.

(b)         Stock Appreciation Rights.   A stock appreciation right (a “SAR”) means a grant under Section 2.2, which represents the right to receive in cash, shares of Stock or a combination of both (as shall be reflected in the Award Agreement) an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise, over (ii) the Exercise Price established by the Committee in accordance with Section 2.2 hereof.

(c)         Restricted Stock Awards.   A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(d)         Restricted Stock Unit Awards.   A Restricted Stock Unit Award means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit Award. A Restricted Stock Unit Award is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and may be settled in shares of Stock, cash, or a combination of cash and shares of Stock based on the Fair Market Value of a specified number of shares of Stock.

(e)         Performance Share Awards.   A Performance Share Award means a grant under Section 2.5(a) which is denominated in shares of Stock and represents the right to receive the Fair Market Value of a share of Stock upon satisfaction of performance-based conditions. A Performance Share Award may be settled in shares of Stock, cash, or a combination of cash and shares of Stock.

(f)         Performance Unit Awards.   A Performance Unit Award means a grant under Section 2.5(b) which is denominated in a specified dollar amount and represents the right to receive payment of a specified dollar amount (or a percentage of the specified dollar amount) upon satisfaction of performance-based conditions. A Performance Unit Award may be settled in cash, shares of Stock, or a combination of cash and shares of Stock.

(g)         Other Stock-Based Awards.   An Other-Stock Based Award means an equity-based or equity-related Award granted under Section 2.6 that is not otherwise described by the terms of this Plan.

(h)         Dividend Equivalent Rights.   A Dividend Equivalent Right means a grant under Section 2.7 hereof that entitles the Participant to receive the cash dividends that are or would be payable with respect to a share of Stock.

Section 2.2         Stock Options and SARs.

(a)         Grant of Stock Options and SARs.   Each Stock Option or SAR shall be evidenced by an Award Agreement which shall: (i) specify the number of Stock Options or SARs covered by the Award; (ii) specify the date of grant of the Stock Option or SAR; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)         Terms and Conditions.   A Stock Option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option or SAR expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options or SARs granted in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by personal, certified or cashiers’ check; (iv) by other property deemed acceptable by the Committee; or (v) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option or a SAR shall be rounded down to the nearest whole share.

Section 2.3         Restricted Stock Awards.

(a)         Grant of Restricted Stock Awards.   Each Restricted Stock Award shall be evidenced by an Award Agreement which shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with TFS Financial Corporation dated [Date], made pursuant to the terms of the TFS Financial Corporation 2008 Equity Incentive Plan, copies of which are on file at the executive offices of TFS Financial Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock Awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability and the requirement that the Participant execute a stock power in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)         Terms and Conditions.

(i)         Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock Award vests.

(ii)         Voting Rights.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights associated with the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(iii)         Tender Offers and Merger Elections.   Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4         Restricted Stock Unit Awards.

(a)         Grant of Restricted Stock Unit Awards.   Each Restricted Stock Unit Award shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company, as the Committee may, in its discretion, prescribe.

(b)         Terms and Conditions.   Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)         A Restricted Stock Unit Award shall be similar to Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(c) hereof, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)         The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(c) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has certified that the performance goals have been satisfied.

(iii)         Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit Award for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)         A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Section 2.5         Performance Awards.

(a)         Grant of Performance Share Awards.   Each Performance Share Award shall be evidenced by an Award Agreement which shall: (i) specify the number of shares of Stock covered by the Performance Share Award; (ii) specify the date of grant of the Performance Share Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe.

(i)         Terms and Conditions.   Performance Share Awards shall be subject to the following terms and conditions:

(A)	Subject to the limitations of the Plan, Performance Share Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance measures to be achieved during any performance period and the length of the performance period shall be determined by the Committee upon the grant of each Performance Share Award, provided that the performance period shall be no less than one year following the date of grant, and provided further that the Committee may at the time a Performance Share Award is granted specify a maximum amount payable in respect of such Award.

(B)	At the time it grants a Performance Share Award, the Committee shall establish one or more performance measures from those set forth in Section 2.5(c) hereof, to which the Performance Share Award is subject during a specified performance period, the attainment of which shall be a condition of the recipient’s right to receive payment under such Performance Share Award. The conditions for grant or vesting and the other provisions of the Performance Share Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. If any one or more of the performance measures to which a Performance Share Award is subject is not attained during the performance period, such Performance Share Award shall be forfeited without consideration.

(C)	The performance levels to be achieved for each performance period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Share Awards shall be paid in a lump sum following the close of the performance period to which they relate and after the Committee certifies that the applicable performance levels have been satisfied. The grant of any Performance Share Award and the establishment of performance measures for Performance Share Awards to Covered Employees that are intended to be performance based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(D)	If the performance measures for a Performance Share Award have been attained, payment in respect of such Performance Share Award shall be made at the close of the performance period to which such Award relates and after the Committee has certified that performance measures have been satisfied. Performance Share Awards may be paid in cash, shares of Stock, or any combination thereof, in the sole discretion of the Committee at the time of payment. To the extent payment is to be made in shares of Stock, the Committee shall cause a stock certificate or evidence of book entry shares, together with all dividends and other distributions with respect thereto that have been accumulated, to be delivered, free of any restrictive legend other than as may be required by applicable law, to the recipient of the Performance Share Award. Prior to such delivery, the recipient of a Performance Share Award shall have no right to vote or to receive dividends, nor have any other rights with respect to the shares of Stock.

(b)         Grant of Performance Unit Awards.   Each Performance Unit Award shall be evidenced by an Award Agreement which shall: (i) specify the initial dollar value represented by the Performance Unit Award; (ii) specify the date of grant of the Performance Unit Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe.

(i)         Terms and Conditions.   Performance Unit Awards shall be subject to the following terms and conditions:

(A)

Subject to the limitations of the Plan, the Committee may, in its discretion, grant Performance Unit Awards to Participants, which shall be denominated in a specified dollar amount and shall represent the right to receive payment of the specified dollar amount or a percentage (which may be more than 100%) of the specified dollar amount depending on the level of the applicable performance measure attained; provided, however, that the Committee may at the time a Performance Unit Award is granted specify a maximum amount payable in respect of such Award.

(B)	At the time it grants a Performance Unit Award, the Committee shall establish one or more performance measures from those set forth in Section 2.5(c) hereof, to which the Performance Unit Award is subject during a specified performance period, the attainment of which shall be a condition of the recipient’s right to receive payment under such Performance Unit Award. The conditions for granting or vesting and the other provisions of Performance Unit Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. If any one or more of the performance measures to which a Performance Unit Award is subject is not attained during the performance period, such Performance Unit Award shall be forfeited without consideration.

(C)	The performance levels to be achieved for each performance period and the amount of the Award to be distributed shall be conclusively determined by the Committee prior to any distribution. Performance Unit Awards shall be paid in a lump sum following the close of the performance period to which they relate. The grant of any Award and the establishment of performance measures for Awards to Covered Employees that are intended to be performance based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(D)	If the performance measures for a Performance Unit Award have been attained, payment in respect of such Performance Unit Award shall be made following the close of the performance period to which such Award relates; provided, that the Committee has first certified that the applicable performance measures have been satisfied. Such payment may be paid in cash, shares of Stock, or any combination thereof, in the sole discretion of the Committee at the time of payment. To the extent payment is to be made in shares of Stock, the Committee shall cause a stock certificate or evidence of book entry shares, together with all dividends and other distributions with respect thereto that have been accumulated, to be delivered, free of any restrictive legend other than as may be required by applicable law, to the recipient of the Performance Unit Award. Prior to such delivery, the recipient of a Performance Unit Award shall have no right to vote or to receive dividends, nor have any other rights with respect to the shares of Stock.

(c)         Performance Measures.   Performance measures under the Plan may be based on any one or more of the following:

(i)	basic earnings per Share;

(ii)	basic cash earnings per Share;

(iii)	diluted earnings per Share;

(iv)	diluted cash earnings per Share;

(v)	net income;

(vi)	cash earnings;

(vii)	net interest income;

(viii)	non-interest income;

(ix)	general and administrative expense to average assets ratio;

(x)	cash general and administrative expense to average assets ratio;

(xi)	efficiency ratio;

(xii)	cash efficiency ratio;

(xiii)	return on average assets;

(xiv)	cash return on average assets;

(xv)	return on average stockholders’ equity;

(xvi)	cash return on average stockholders’ equity;

(xvii)	return on average tangible stockholders’ equity;

(xviii)	cash return on average tangible stockholders’ equity;

(xix)	core earnings;

(xx)	operating income;

(xxi)	operating efficiency ratio;

(xxii)	net interest rate spread;

(xxiii)	growth in assets, loans (including home equity lines of credit), or deposits;

(xxiv)	loan production volume;

(xxv)	non-performing loans;

(xxvi)	cash flow;

(xxvii)	capital preservation (core or risk-based);

(xxviii)	interest rate risk exposure – net portfolio value;

(xxix)	interest rate risk – sensitivity;

(xxx)	liquidity parameters;

(xxxi)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxxii)	stock price (including, but not limited to, growth measures and total shareholder return); or

(xxxiii)	any combination of the foregoing.

Performance goals may be expressed on an absolute and/or relative basis, or a before- or after-tax basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, may include or exclude any or all extraordinary or non-recurring items and may be applied on a consolidated basis or to individual business units, divisions or Subsidiaries.

(d)         Adjustments.   Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m) so that no adjustments or exercise of discretion results in an increase in compensation with respect to an Award intended to be performance-based compensation. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.6.         Other Stock-Based Awards.

(a)         Grant of Other Stock-Based Awards.   Subject to the limitations of the Plan, the Committee may, in its discretion, grant Other Stock-Based Awards to Participants. Other Stock-Based Awards shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Stock, as determined by the Committee to be consistent with the purposes of the Plan, including without limitation, shares of Stock awarded purely as a “bonus” or other “incentive” whether or not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights, and Awards valued by reference to the book value of shares of Stock or the value of securities of, or the performance of, specified Subsidiaries.

(b)         Terms and Conditions.

(i)         The Committee shall determine the terms and conditions of such Awards, which may include attainment of performance measures in accordance with Section 2.5(c). Shares of Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Stock, other Awards, or other property, as the Committee shall determine.

(ii)         Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement which shall: (A) specify the number of shares of Stock related to the Other Stock-Based Award; (B) specify the date of grant of the Other Stock-Based Award; (C) specify the vesting period or market conditions or performance conditions (including whether the Award constitutes performance-based compensation that is subject to a performance measure under Section 2.5(c) hereof) that must be satisfied in order to vest in the Award; (D) provide the extent to which the Participant may receive Other Stock-Based Awards following termination of the Participant’s employment or Service to the Company or any Subsidiary; and (E) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Section 2.7         Dividend Equivalent Rights.

(a)         In connection with the grant of any equity-based or equity-related Award hereunder, the Committee may grant a Participant a Dividend Equivalent Right with respect to the shares of Stock covered by such Award. Such grant of Dividend Equivalent Rights shall be included in the Award Agreement that evidences the grant of the related equity-based or equity-related Award. Notwithstanding the foregoing, Dividend Equivalent Rights may also be awarded on a free-standing basis in the sole discretion of the Committee. The Award Agreement entered into with the Participant shall be subject to the terms and conditions of the Plan, and the Dividend Equivalent Rights (other than free-standing Dividend Equivalent Rights) shall be subject to all the conditions and restrictions of the underlying Awards to which they relate.

(b)         Each Dividend Equivalent Right represents the right to receive cash dividends that are or would be payable with respect to the shares of Stock underlying the equity-based or equity-related Award to which the Dividend Equivalent Right relates. Dividend Equivalent Rights granted on a free-standing basis will entitle the holder to a right to receive a cash payment equal in value to dividends paid with respect to a specified number of shares of Stock. Upon payment of a dividend on shares of Stock of the Company, the Participant holding a Dividend Equivalent Right with respect to equity-based or equity-related Awards shall promptly receive from the Company the amount of cash equal to the amount of the cash dividend paid per share of Stock, multiplied by the number of shares of Stock underlying the related Award.

(c)         In the event an Award granted hereunder is forfeited for any reason, the related Dividend Equivalent Right shall also be forfeited. Unless otherwise determined by the Committee and set forth in the Award Agreement, a Dividend Equivalent Right is payable only while the Participant is an Employee or a Director.

Section 2.8         Vesting of Awards.   If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement, or Involuntary Termination of Employment following a Change in Control), and provided that Service as a director emeritus or advisor director shall constitute Service for purposes of vesting.

Section 2.9         Deferred Compensation.   If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.9 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. The following rules will apply to an Award which is determined to constitute Deferred Compensation:

(a)         The terms of any such Award, including any authority of the Company or the Committee and rights of a Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A and the regulations thereunder;

(b)         If a Participant is permitted to elect to defer such Award or any payment under such Award, the election shall be permitted only at times in compliance with Code Section 409A and the regulations thereunder;

(c)         The Company shall have no authority to accelerate or delay distributions relating to such Awards in excess of the authority permitted under Code Section 409A and the regulations thereunder;

(d)         Any distribution of an Award triggered by a Participant’s Termination of Service shall be made only at the time that the Participant has had a “Separation from Service” as defined in Section 8.1(pp)(V) or at such earlier time preceding a Termination of Service that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Code Section 409A and the regulations thereunder;

(e)         In the case of any distribution of such Award, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the time and form of payment for such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 in the calendar year following the calendar year at which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to such amounts; and

(f)         In the case of any such Award providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the substantial risk of forfeiture lapses.

Section 2.10         Prohibition Against Option Repricing.   Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or SAR previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.11         Effect of Termination of Service on Awards.   The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless the Committee shall specifically state otherwise at the time an Award is granted, all Awards to an Employee, Director or service provider shall vest immediately upon such individual’s death, Disability or Retirement, provided however, that Performance Share Awards, Performance Unit Award or other Awards intended to qualify as performance-based compensation under Code Section 162(m) (other than a Stock Option or SAR award unless subject to performance based criteria) will not immediately vest on Retirement. Unless otherwise provided in an Award Agreement, the following provisions shall apply to each Award granted under this Plan:

(a)         Upon a Participant’s Termination of Service for any reason other than Disability, Retirement, death or Termination for Cause, Stock Options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and SARs may be exercised only for a period of three months following termination, and any Restricted Stock Awards and other Awards that have not vested as of the date of termination shall expire and be forfeited.

(b)         In the event of a Termination of Service for Cause, Restricted Stock Awards and all other Awards granted to a Participant under this Plan not exercised or vested shall expire and be forfeited.

(c)         Upon Termination of Service for reason of Disability or death, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all other Awards, other than any Award that is intended to qualify as performance-based compensation under Code Section 162(m), shall become fully vested at the date of Termination of Service. Options and SARs may be exercised for a period of one year following (or for the remaining term, if less) Termination of Service, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following termination of employment due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment.

(d)         Upon Termination of Service for reason of Retirement, all Stock Options and SARs shall be exercisable as to all shares subject to an outstanding Award (except those that are subject to performance-based criteria), whether or not then exercisable at the date of Termination of Service and for a period of one year (or for the remaining term, if less). All other Awards, other than those Awards the vesting of which is based on satisfaction of performance-based conditions subject to Code Section 162(m), shall become fully vested on Retirement.

(e)         The effect of a Change in Control on the vesting or exercisability of Stock Options, SARs and Restricted Stock Awards and other Awards is as set forth in Article 4 hereof.

Article 3. Shares Subject to Plan

Section 3.1         Available Shares.   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2         Share Limitations.

(a)         Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under this Plan shall be equal to Twenty-Three Million (23,000,000) shares of Stock. Any of such shares of Stock may be delivered pursuant to Stock Options (all of which may be granted as ISOs), and up to a maximum of Ten Million (10,000,000) shares of Stock may be issued pursuant to Restricted Stock Awards or other Awards settled in Stock; provided that shares of Stock used to fund Stock Options greater than Sixteen Million Two Hundred Eighty-Three Thousand Six Hundred Eighteen (16,283,618) shares of Stock must be obtained through stock repurchases, and, provided further, that shares of Stock used to fund Restricted Stock Awards and other Awards settled in Stock greater than Six Million Five Hundred Thirteen Thousand Four Hundred Forty-Eight (6,513,448) shares of Stock must be obtained through stock repurchases. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b)         Computation of Shares Available.   For purposes of this Section 3.2 and in connection with the granting of a Stock Option or SAR (other than a tandem SAR), a Restricted Stock Award, or other Award settled in Stock, the number of shares of Stock available for the granting of additional Stock Options, SARs, Restricted Stock Awards, or other Awards settled in Stock shall be reduced by the number of shares of Stock in respect of which the Stock Option, SAR or Award is granted or denominated. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

Section 3.3         Limitations on Grants to Individuals.

(a)         Options and SARs.   The maximum number of shares of Stock that may be subject to Stock Options or SARs granted to any one Participant during any calendar year shall be Four Million Nine Hundred Thousand (4,900,000). For purposes of this Section 3.3(a), if a Stock Option is granted in tandem with an SAR, such that the exercise of the Stock Option or SAR with respect to a share of Stock cancels the tandem SAR or Stock Option right, respectively, with respect to such share, the tandem Stock Option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3.

(b)         Restricted Stock Awards and Restricted Stock Unit Awards.   The maximum number of shares of Stock that may be subject to Restricted Stock Awards or Restricted Stock Unit Awards described under Section 2.1(c) and (d) which are granted to any one Participant during any calendar year shall be Two Million Four Hundred Thousand (2,400,000).

(c)         SARs Settled in Cash.   The maximum annual dollar amount that may be payable to a Participant pursuant to cash settled SARs described under Section 2.1(b) which are granted to any one Participant during any calendar year shall be Two Million Four Hundred Thousand Dollars ($2,400,000).

(d)         Performance Units or Performance Share Awards.   The maximum aggregate Award of Performance Units or Performance Share Awards that a Participant may receive in any one plan year shall be [Two Million Four Hundred Thousand (2,400,000)] shares if such Award is payable in shares of Stock, or equal to the value of [Two Million Four Hundred Thousand (2,400,000)] shares of Stock if such Award is payable in cash or property other than shares of Stock, determined as of the earlier of vesting or the payout date, as applicable.

Section 3.4         Corporate Transactions.

(a)         General.   In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, SARs, Restricted Stock Awards, or other Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, SARs, Restricted Stock Awards, or other Awards and (iii) the Exercise Price of Stock Options and SARs. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, SARs, Restricted Stock Awards, and other Awards (including, without limitation, cancellation of Stock Options, SARs, Restricted Stock Awards, and other Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Stock Options, SARs or Restricted Stock Awards and other Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)         Merger in which Company is Not Surviving Entity.   In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options or SARs granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or SARs having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option or SAR being canceled.

Section 3.5         Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)         Compliance with Applicable Laws.   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)         Certificates.   To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Article 4. Change in Control

Section 4.1         Consequence of a Change in Control.   Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:

(a)         At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option or SAR).

(b)         At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 2.1(c), Restricted Stock Unit Awards described in Section 2.1(d), and Other Stock-Based Awards described in Section 2.1(g), shall be fully earned and vested immediately. Notwithstanding the above, any Awards the vesting of which is based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)         In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2         Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)         any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the MHC, the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b)         the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c)         a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d)         a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or

(e)         a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of this Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In addition, and notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of or in connection with a second step conversion of the MHC, unless otherwise provided in the Award Agreement. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

Article 5. Committee

Section 5.1         Administration.   The Plan shall be administered by the members of the Compensation Committee of the Company which shall be comprised of not less than three Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award; provided, however, that at least two Disinterested Board Members participate in such discussions. The Board (or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2         Powers of Committee.   The Committee’s administration of the Plan shall be subject to the following:

(a)         Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)         The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)         The Committee will have the authority to define terms not otherwise defined herein.

(d)         Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)         In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3         Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4         Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5         Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Article 6. Amendment and Termination

Section 6.1         General.   The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.9, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4(c) materially modify the requirements for participation in the Plan, or (d) expand the types of Stock Options or Awards provided under the Plan unless the amendment under (a), (b), (c) or (d) above is approved by the Company’s stockholders.

Section 6.2         Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.9 to any Award granted under this Plan without further consideration or action.

Article 7. General Terms

Section 7.1         No Implied Rights.

(a)         No Rights to Specific Assets.   Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)         No Contractual Right to Employment or Future Awards.   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to receive a future Award under this Plan.

(c)         No Rights as a Stockholder.   Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2         Transferability.   Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) and SARs (other than SARs granted in tandem with ISOs) under the plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant. No other Awards shall be transferable prior to the time that such Awards vest in the Participant.

Section 7.3         Designation of Beneficiaries.   A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4         Non-Exclusivity.   Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5         Award Agreement.   Each Award granted under the Plan shall be evidenced by an Award Agreement signed by each Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6         Form and Time of Elections.   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7         Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8         Tax Withholding.   Where a Participant is entitled to receive cash or shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax which the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to a Stock Option or SAR settled in stock, reducing the number of shares of Stock subject to the Stock Option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to a Restricted Stock Award, or any other Award settled in Stock, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding, or (iii) with respect to a SAR or other Award settled in cash, withholding an amount of cash. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an Award under SFAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9         Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10         Successors.   All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11         Indemnification.   To the fullest extent permitted by law and the Company’s governing documents or each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12         No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13         Governing Law.   The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Cuyahoga County, Ohio, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14         Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15         Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16         Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)         in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)        in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)         in the case of email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Operating Officer and to the Corporate Secretary.

Section 7.17         Forfeiture Events.

(a)         The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b)         If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12) month period following the first public issuance of filing with the Unites States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any Award granted hereunder.

Article 8. Defined Terms; Construction

Section 8.1         In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)         “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)         “Award” means any Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or other Stock Based Award, or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)         “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)         “Board” means the Board of Directors of the Company.

(e)         If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)         “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)         “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)         “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)         “Committee” means the Committee acting under Article 5.

(j)         “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)         “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)         If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, except as otherwise provided in the following sentence, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition or in the event an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Participant’s Disability, “Disability” or “Disabled” means that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)         “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction with the Company or its Subsidiaries, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)         “Dividend Equivalent Rights” has the meaning ascribed to it in Section 2.7.

(o)         “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(p)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(q) “Excluded Transaction” means (i) a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction; and (ii) a second-step conversion of the MHC.

(r)         “Exercise Price” means the price established with respect to a Stock Option or SAR pursuant to Section 2.2.

(s)         “Fair Market Value” means, with respect to a share of Stock on a specified date:

(i)   the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(ii)   if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii)   if (i) and (ii) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirement of Code Section 409A and the regulations promulgated thereunder. For purposes of the exercise of a Stock Option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(t)         A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(u)         “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(v)         “Incumbent Directors” means:

(i)         the individuals who, on the date hereof, constitute the Board; and

(ii)         any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(w)         “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(x)         “ISO” has the meaning ascribed to it in Section 2.1(a).

(y)         “MHC” means Third Federal Savings and Loan Association of Cleveland, MHC.

(z)         “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(aa)         “Other Stock-Based Awards.” An Other-Stock Based Award means an equity-based or equity-related Award granted under Section 2.6 not otherwise described by the terms of this Plan.

(bb)         “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(cc)         “Performance Share Award” has the meaning ascribed to it in Section 2.5(a).

(dd)         “Performance Unit Award” and “Performance Unit” has the meaning ascribed to them in Section 2.5(b).

(ee)         “Potential Change in Control” means:

(i)         the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(ii)         one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(iii)         a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.

(ff)         “Restricted Stock Award” has the meaning ascribed to it in Section 2.3.

(gg)         “Restricted Stock Unit Award” and “Restricted Stock Unit” has the meaning ascribed to them in Section 2.4.

(hh)         “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:

(i)         the attainment of age 75 by an Employee or Director;

(ii)         the attainment of age 62 by an Employee or Director and the completion of 15 years of continuous employment or Service as an Employee or Director; or

(iii)         the completion of 25 years of continuous employment or Service as an Employee and/or Director.

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(ii)         “SAR” has the meaning ascribed to it in Section 2.1(b).

(jj)         “SEC” means the Securities and Exchange Commission.

(kk)         “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ll)         “Service” means service as an Employee, consultant, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(mm)         “Stock” means the common stock of the Company, $0.01 par value per share.

(nn)         “Stock Option” means an ISO or a Non-Qualified Option.

(oo)         “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(pp)         “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)         The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)         The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section (pp), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)         If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv)         A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(v)         Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraph of this sub-section “(pp),” the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.9 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will not exceed 49% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(vi)         With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(qq)         “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(rr)         “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2         In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)         actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)         references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)         in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)         references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)         indications of time of day mean Ohio time;

(f)         “including” means “including, but not limited to”;

(g)         all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)         all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)         the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)         any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)         all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

APPENDIX B

TFS FINANCIAL CORPORATION

MANAGEMENT INCENTIVE COMPENSATION PLAN

TFS Financial Corporation

Management Incentive Compensation Plan

Article 1. Purpose and Intent

The purpose of this “TFS Financial Corporation Management Incentive Compensation Plan” (the “Plan”) is to reward certain of its senior executive officers for achieving short and long term goals established by the Company and attracting and rewarding such persons who do contribute to the Company’s success. This Plan provides annual and long-term incentive compensation based on the annual or long-term performance of the Company measured by objective corporate financial performance measures. The intent of the Plan is to provide “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code. The provisions of the Plan shall be construed and interpreted to effectuate such intent.

Article 2. Definitions

For purposes of the Plan, the following terms shall have the following meanings:

Section 2.1        “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

Section 2.2         “Annual Incentive Award” means an Award to a Covered Employee pursuant to Article 5 and which covers a period of time equal to or less than twelve (12) months.

Section 2.3         “Award” means, individually or collectively, a grant under this Plan of Annual Incentive Awards or Long-Term Incentive Awards, in each case subject to the terms of this Plan.

Section 2.4         “Award Agreement” means a written or electronic document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

Section 2.5         “Board” or “Board of Directors” means the Board of Directors of the Company.

Section 2.6         “Code” means the Internal Revenue Code of 1986, as amended from time to time, and references thereto shall be deemed to include references to any applicable regulations and interpretations thereunder and any successor or similar provision.

Section 2.7         “Committee” means all of the members of the Compensation Committee of the Board, or any other committee delegated by the Board to handle compensation matters, who are Outside Directors.

Section 2.8         “Company” means TFS Financial Corporation, a Federal corporation, and any successor thereto.

Section 2.9         “Covered Employee” for a Plan Year means any Employee of the Company who is or may become a “Covered Employee,” as defined in Section 162(m) of the Code and who is designated, either as an individual Employee or class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Plan Year, or (ii) the end of the period that is twenty-five percent (25%) of the period of service during which the performance goals must be satisfied.

Section 2.10         “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries.

Section 2.11         “Long-Term Incentive Award” means an award granted to a Covered Employee pursuant to Article 6 and which covers a Long-Term Performance Period.

Section 2.12         “Long-Term Performance Period” means a period of time greater than twelve (12) months during which performance goal(s) based on one or more Performance Measures must be met.

Section 2.13         “Outside Director” means an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code.

Section 2.14         “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees as “performance-based compensation”.

Section 2.15         “Performance Measures” means measures as described in Section 7.1 on which the performance goals are based and which are approved by the Company’s stockholders pursuant to this Plan in order to qualify Long-Term Incentive Awards as Performance-Based Compensation. With respect to any annual Incentive Award or Long-Term Incentive Award made as a Covered Employee in any Plan year, Performance measures necessary to achieve said Award shall be identified and disclosed to such Employee within the shorter of (i) ninety (90) days after the beginning of the Plan year or (ii) the end of the Period that is twenty-five percent (25%) of the period of service during which the Performance Measures must be satisfied.

Section 2.16         “Plan Year” means the shorter of (i) the fiscal year of the Company, or (ii) a Covered Employee’s period of service during the applicable year.

Section 2.17         “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

Article 3. Administration

The Committee shall be responsible for administering the Plan. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority, and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

Article 4. Applicable Limits

Section 4.1         Annual Incentive Awards. The maximum aggregate amount awarded or credited with respect to Annual Incentive Awards to any one Covered Employee in any one Plan Year may not exceed three million dollars ($3,000,000).

Section 4.2         Long-Term Incentive Awards. The maximum aggregate amount awarded or credited with respect to Long-Term Incentive Awards to any one Covered Employee in any one Plan Year may not exceed six million dollars ($6,000,000).

Article 5. Covered Employee Annual Incentive Award

Section 5.1         Grant of Annual Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at the beginning of each semi-annual performance period during the Plan Year or each Plan Year, may grant Annual Incentive Awards to Covered Employees in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

Section 5.2         Value of Annual Incentive Awards. Each Annual Incentive Award shall be set forth in an Award Agreement which shall specify a payment amount or payment range as determined by the Committee subject to the achievement of certain performance goal(s) established by the Committee, based on one or more Performance Measures. The Committee may establish performance goals in its discretion. The number and/or value of Annual Incentive Awards that will be paid out to the Covered Employee will depend on the extent to which the performance goals are met during the semi-annual performance period during the Plan Year or each Plan Year, as applicable.

Section 5.3         Payment of Annual Incentive Awards. Payment, if any, with respect to an Annual Incentive Award shall be made after the semi-annual performance period during the Plan Year or the Plan Year, as applicable, to which it relates and after the Committee has certified the performance achieved and the amount to be paid, if any, to each Covered Employee for that semi-annual performance period during the Plan Year’s or the Plan Year’s, as applicable, Annual Incentive Awards. Such payment shall be made no later than the fifteenth (15th) day of the third month following the end of the Plan Year to which the Annual Incentive Awards relate. However, the Committee may require a Covered Employee to defer receipt of the payment of cash that would otherwise be payable to the Covered Employee. If any such deferral is required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Any such deferral shall be made in a manner that complies with Code Section 409A.

Section 5.4         Termination of Employment. The Committee shall determine the extent to which a Covered Employee shall have the right to receive payment for his or her Annual Incentive Awards following termination of the Covered Employee’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Covered Employee, but need not be uniform among all Annual Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 6. Long-Term Incentive Awards

Section 6.1         Grant of Long-Term Incentive Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Long-Term Incentive Awards to Covered Employees in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

Section 6.2         Value of Long-Term Incentive Awards. Each Long-Term Incentive Award shall be set forth in an Award Agreement which shall specify a payment amount or payment range as determined by the Committee subject to the achievement of certain performance goal(s) established by the Committee, based on one or more Performance Measures. The Committee may establish performance goals in its discretion. The number and/or value of Long-Term Incentive Awards that will be paid out to the Covered Employee will depend on the extent to which the performance goals are met during the applicable Long-Term Performance Period.

Section 6.3         Payment of Long-Term Incentive Awards. Payment, if any, with respect to a Long-Term Incentive Award shall be made as soon as possible following the conclusion of the Long-Term Performance Period to which it relates and after the Committee has certified the level of performance achieved during such Long-Term Performance Period and the payments to the Covered Employees based on such level of performance, but in no event later than the fifteenth (15th ) day of the third month following the end of the Plan Year in which the Long-Term Performance Period ended. However, the Committee may require a Covered Employee to defer receipt of the payment of cash that would otherwise be payable to the Covered Employee. If any such deferral is required, the

Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Any such deferral shall be made in a manner that complies with Code Section 409A.

Section 6.4         Termination of Employment. The Committee shall determine the extent to which a Covered Employee shall have the right to receive payment for his or her Long-Term Incentive Awards following termination of the Covered Employee’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Covered Employee, but need not be uniform among all Long-Term Incentive Awards granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 7. Performance Measures

Section 7.1         Performance Measures. Performance-Based Compensation will be paid solely on account of the attainment of one or more pre-established, objective performance goals. A performance goal will be considered pre-established if it is established in writing by the Committee no later than 90 days after the commencement of the period of service to which the goal relates, provided that the outcome is substantially uncertain at the time the Committee establishes the goal. However, in no event will the performance goal be considered pre-established if it is established after twenty-five percent (25%) of the period of service (as scheduled in good faith at the time the goal is established) has elapsed. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Section 7.1, the performance goals upon which the payment or vesting of an Annual Incentive Award or a Long-Term Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	basic earnings per Share;

(b)	basic cash earnings per Share;

(c)	diluted earnings per Share;

(d)	diluted cash earnings per Share;

(e)	net income;

(f)	cash earnings;

(g)	net interest income;

(h)	non-interest income;

(i)	general and administrative expense to average assets ratio;

(j)	cash general and administrative expense to average assets ratio;

(k)	efficiency ratio;

(l)	cash efficiency ratio;

(m)	return on average assets;

(n)	cash return on average assets;

(o)	return on average stockholders’ equity;

(p)	cash return on average stockholders’ equity;

(q)	return on average tangible stockholders’ equity;

(r)	cash return on average tangible stockholders’ equity;

(s)	core earnings;

(t)	operating income;

(u)	operating efficiency ratio;

(v)	net interest rate spread;

(w)	growth in assets, loans (including home equity lines of credit), or deposits;

(x)	loan production volume;

(y)	non-performing loans;

(z)	cash flow;

(aa)	capital preservation (core or risk-based);

(bb)	interest rate risk exposure – net portfolio value;

(cc)	interest rate risk – sensitivity;

(dd)	liquidity parameters;

(ee)	strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(ff)	stock price (including, but not limited to, growth measures and total shareholder return); or

(gg)	any combination of the foregoing.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (ff) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 7.

Section 7.2         Evaluation of Performance. The Committee may provide in any such Annual Incentive Award or Long-Term Incentive Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. These inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Section 7.3         Adjustment of Performance-Based Compensation. Annual Incentive Awards and Long-Term Incentive Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Section 7.4         Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Annual Incentive Awards or Long-Term Incentive Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 7.1.

Article 8. Beneficiary Designation

Each Covered Employee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Covered Employee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Covered Employee in writing with the Company during the Covered Employee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Covered Employee’s death shall be paid to the Covered Employee’s estate.

Article 9. Stockholder Approval

The effectiveness of the Plan is subject to its approval and ratification by the stockholders of the Company to the extent required by Section 162(m)(4)(C)(ii) of the Code.

Article 10. Amendment, Modification, and Termination of the Plan.

The Board may amend, modify, or terminate the Plan at any time, provided that no amendment, modification, or termination of the Plan shall reduce the amount payable to a Covered Employee under the Plan as of the date of such amendment, modification, or termination.

Article 11. General Provisions

Section 11.1         Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Covered Employee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Section 11.2         Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Section 11.3         Forfeiture Events.

(a)         The Committee may specify in an Award Agreement that the Covered Employee’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Covered Employee’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Covered Employee, or other conduct by the Covered Employee that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)         If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Covered Employee knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Covered Employee is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Covered Employee shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

Section 11.4         Deferrals. The Committee may postpone the payment of Awards, or take any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award, in accordance with Treas. Reg. 1.409A-1(b)(4)(ii). In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company, Subsidiary and/or Affiliate anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s, Affiliate’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m).

Section 11.5         Unfunded Plan. Covered Employees shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Covered Employee, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

Section 11.6         Severability. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

Section 11.7         Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

Section 11.8         Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Section 11.9         Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Covered Employee.

Section 11.10         No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan; or , (iii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 11.11         Compliance with Code Section 409A.

(a)         In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Code Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Covered Employees of immediate tax recognition and additional taxes pursuant to Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Covered Employee or any of his beneficiaries or transferees.

(b)         Elective Deferrals. No elective deferrals or re-deferrals of compensation (as defined under Code Section 409A and/or guidance thereto) are permitted under this Plan

(c)         Applicable Requirements. To the extent any of the Awards granted under this Plan are deemed “deferred compensation” and hence subject to Code Section 409A, the following rules shall apply to such Awards:

(i)         Mandatory Deferrals. If the Company decides that the payment of compensation under this Plan shall be deferred within the meaning of Code Section 409A, then, except as provided pursuant to Treas. Reg. 1.409A-1(b)(4)(ii), at grant of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.

(ii)         Timing of Payments. Payment(s) of compensation that is subject to Code Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. 1.409A-3, i.e., the Covered Employee’s separation from service , the Covered Employee’s becoming disabled, the Covered Employee’s death, at a time or in a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation, or the occurrence of an unforeseeable emergency. (For these purposes, a separation from service will be deemed to have occurred where the reasonably anticipated level of bona fide services performed by the Employee is 49% or less of the average level of bona fide services performed by the Covered Employee over the immediately preceding 36 months.)

(iii)         Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Code Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.

(iv)         Acceleration of Payment. Any payment made under this Plan to which Code Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Covered Employee’s separation from service, the Covered Employee becomes disabled, the Covered Employee’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. 1.409A-3(a)).

(d)         Additional Requirements. Notwithstanding anything to the contrary in this Plan:

(i)         To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable pursuant to this Plan during the six-month period immediately following a Covered Employee’s termination of employment shall instead be paid on the first business day after the date that is six months following the Covered Employee’s “separation from service” within the meaning of Section 409A; and

(ii)         A Covered Employee shall not be entitled to any payments resulting from or arising due to a “termination of employment”, “termination” or “retirement” (or other similar term having a similar import) unless (and until) such Covered Employee has “separated from service” within the meaning of Section 409A

Section 11.12         Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction, except to the superseded by federal law. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

Section 11.13         Effective Date. The effective date of the Plan shall be April 1, 2008.

REVOCABLE PROXY

TFS FINANCIAL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

May 29, 2008

9:30 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Marc A. Stefanski and John P. Ringenbach with full power of substitution to vote, as indicated herein, all the shares of common stock of TFS Financial Corporation held of record by the undersigned on April 4, 2008, at the Special Meeting of Stockholders to be held on May 29, 2008, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

Receipt of the Notice of Special Meeting of Stockholders and the related Proxy Statement dated April 24, 2008, is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR

BY TELEPHONE.

(Continued, and to be marked, signed, and dated on the other side)

À FOLD AND DETACH HERE À

TFS FINANCIAL CORPORATION — SPECIAL MEETING, MAY 29, 2008:

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 866-287-9710 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/tfsl and follow the instructions.

or

3.	Mark, sign and date this proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy TFS FINANCIAL CORPORATION	Please mark as indicated in this example	☒

Special Meeting of Stockholders
May 29, 2008
					For	Against	Abstain
	For	Against	Abstain
1. To approve the Company’s 2008 Equity Incentive Plan.	☐	☐	☐	2. To approve the Company’s Management Incentive Compensation Plan.	☐	☐	☐

3. In their discretion, to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted as specified by the stockholder. If no specifications are made, the proxy will be voted FOR proposals 1 and 2.
				Mark here if you plan to attend the meeting			☐
				Mark here for address change and note change			☐

Please be sure to date and sign This proxy card in the box below.	Date
Sign above

Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

XXX IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW XXX

+	+

¿ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL ¿

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.	By Mail; or
2.	By Telephone (using a Touch-Tone Phone); or
3.	By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy card. Please note that telephone and Internet votes must be cast prior to 3 a.m., May 29, 2008. It is not necessary to return this proxy card if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., May 29, 2008	3 a.m., May 29, 2008 at

866-287-9710	https://www.proxyvotenow.com/tfsl

Please note that the last vote received, whether by telephone, Internet, mail or in person at the meeting, will be the vote counted.

Your vote is important!